OFFICE LEASE
SUMMARY OF LEASE TERMS

475 Brannan Street
San Francisco, California

A.	Date:	May 14, 2014
B.	Landlord:	CLPF-475 Brannan Street, L.P., a Delaware limited partnership
	Landlord's address for notices: [Paragraph 22(j)]	c/o Clarion Partners, LLC 9155 E. Nichols Avenue, Suite 150 Centennial, Colorado 80112 Attention: Michael J. Duffy With a copy to: CBRE, Inc. 475 Brannan Street, Ste. 124 San Francisco, California 94107 Attention: Property Manager
C.	Tenant:	Elance-oDesk, Inc., a Delaware corporation
	Tenant's address for notices:	Elance-oDesk, Inc. 475 Brannan Street, Ste. 400 San Francisco, California 94107 Attention: ______________ With a copy to: Elance-oDesk, Inc. 441 Logue Ave. Mountain View, CA 94043 Attention: General Counsel
D.	Floor on which Premises are situated: [Paragraph 1(f)]	4th floor; Suite 400
E.	Rentable area of Premises: [Paragraph 1(f)]	13,907 rentable square feet.
F.	Tenant's Percentage Share: [Paragraph 1(j)]	5.69%

G.	Base Year: [Paragraph 1(a)]	2014	
H.	Term; [Paragraph 2]	60 months	
I.	Basic Monthly Rental: [Paragraph 3(a)]	Months 1 – 12	$74,170.67
		Months 13 – 24:	$76,395.79
		Months 25 – 36:	$78,690.44
		Months 37 – 48:	$81,043.04
		Months 49 – 60:	$83,476.77
J.	Amount of Letter of Credit: [Paragraph 3(e)]	$500,860.00.	
K.	Brokers: [Paragraph 22(p)]	Colliers International ("Landlord's Broker") Cresa ("Tenant's Broker")	
L.	Exhibits and addenda: [Paragraph 22(t)]	Exhibit A -	Floor Plan
		Exhibit B -	Building Rules and Regulations
		Exhibit C -	Tenant Work Letter
		Exhibit D -	Commencement Date Memorandum

The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

TABLE OF CONTENTS

475 BRANNAN STREET

OFFICE LEASE

THIS LEASE is dated for reference purposes only as of May 14, 2014, between **CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership** ("Landlord"), and **ELANCE-oDESK, INC., a Delaware corporation** ("Tenant").

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(f) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

1. DEFINITIONS.

In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a) The term "Base Year" and "Tax Base Year" shall each mean the calendar year set forth in Paragraph G of the Summary of Basic Lease Terms.

(b) The term "Building" shall mean the office building containing approximately 244,389 rentable square feet located at 475 Brannan Street in San Francisco, California.

(c) The term "Expense Year" shall mean each calendar year in which any portion of the Lease term falls, through and including the calendar year in which the term expires; provided, however, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in such event, Tenant's Percentage Share of increases in Real Property Taxes and Operating Expenses over the Base Year amounts shall be equitably adjusted for any Expense Year involved in any such change.

(d) The term "Land" means the parcel(s) of land on which the Building and the adjacent below-grade parking lot ("Parking Lot") are located.

(e) The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property (as defined in Paragraph 1(g) hereof), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents to the extent engaged in the management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents to the extent engaged in the management, operation, repair, or maintenance of the Real Property, and the

cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees to the extent engaged in the management, operation, repair, or maintenance of the Real Property; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, earthquake, other casualty, boiler and machinery, theft, rent interruption, liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 15), all in such amounts as Landlord determines to be appropriate, and the actual costs incurred in repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges, the cost of contesting any governmental enactments that may affect Operating Expenses, and the costs incurred in connection with any transportation system management program or similar program; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) and costs of tenant service programs; (10) repairs to and physical maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent otherwise included as an Operating Expense pursuant to this Paragraph 1(e)); (11) janitorial (excluding janitorial service to the Premises and the premises of other tenants), window cleaning, security services, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses; (14) painting the exterior or the public or common areas of the Building and the cost of maintaining and replacing the sidewalks, landscaping and other common areas of the Real Property; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property, including the Premises and the premises of other tenants to the extent not separately metered; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease required under any governmental law, regulation or insurance requirement, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c)) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord during the term of this Lease for the protection of the health and

safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof (except that Landlord may include as an Operating Expense in any calendar year a portion of the cost of such a capital improvement or capital asset equal to Landlord's estimate of the amount of the reduction of other Operating Expenses in such year resulting from such capital improvement or capital asset), together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (18) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in common areas of the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease to the extent that the cost of any such improvement or asset is less than five thousand dollars ($5,000); (20) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease that have a useful life of five (5) years or less (and the cost of which is not otherwise included in Operating Costs pursuant to this Paragraph 1(e)), such cost to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (21) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real Property or any part thereof; (22) property management office rent or rental value; and (23) cost of operation, repair and maintenance of the Parking Lot, including resurfacing, restriping and cleaning.

To the extent costs and expenses described above relate to both the Real Property and other property, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated as Landlord may determine to be appropriate.

Operating Expenses shall not include the following: (i) depreciation on the Building; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 1(e)); (v) Real Property Taxes; (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vii) the cost of any improvements or equipment that would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(e)); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) advertising expenses relating to vacant space; (x) real estate brokers' or other leasing commissions; or (xii) costs of utilities for tenants' premises if separately metered.

(f) The term "Premises" shall mean the space in the Building designated by cross-hatching on the floor plan attached hereto as Exhibit A (exclusive of the areas, if any, shown by shading) and situated on the floor of the Building specified in Paragraph D of the Summary of Lease Terms, together with the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building. Landlord and Tenant agree that the Premises contain the number of square feet of rentable area specified in Paragraph E of the Summary of Lease Terms. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

(g) The term "Real Property" shall mean, collectively, the Land, the Building, the Parking Lot, and the other improvements on the Land.

(h) The term "Real Property Taxes" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property or any part thereof, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge that would otherwise constitute a part of Real Property Taxes. Landlord and Tenant acknowledge and agree that certain other buildings exist or encroach upon the Land, that Tenant shall have no liability as to any item of Real Property Taxes attributable or allocable to, or assessed against, buildings other than the Building and that Landlord's good faith determination of the proper allocation of any item of Real Property Taxes allocable to buildings other than the Building shall be binding on Landlord and Tenant.

(i) The term "Rental" shall include the Basic Monthly Rental set forth in Paragraph I of the Summary of Lease Terms, all additional rent, and any other costs or charges payable by Tenant to Landlord hereunder.

(j) The term "Tenant's Percentage Share" shall mean the percentage figure specified in Paragraph F of the Summary of Lease Terms.

2. TERM.

(a) Subject to Paragraph 2(c) hereof, the term of this Lease (the "Term") shall commence on the date (the "Commencement Date") that Landlord is deemed to have delivered possession of the Premises to Tenant with the Tenant Improvements substantially completed and, unless ended sooner as herein provided, shall expire on the last day of the sixtieth (60th) full calendar month following the Commencement Date. Landlord and Tenant hereby agree to confirm the actual Commencement Date and Expiration Date promptly after the commencement of the Term, by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the Term of this Lease shall commence on the Commencement Date and end on the Expiration Date whether or not such amendment is executed.

(b) Landlord shall cause to be constructed or installed in the Premises the Tenant Improvements in accordance with the terms of the Work Letter. Landlord shall deliver possession of the Premises to Tenant following substantial completion of the Tenant Improvements. Tenant shall have three (3) days following delivery of the Premises to inspect the same and to identify in writing any portion of Landlord's Work still to be completed by Landlord (the "Punch List"). If Tenant has not delivered the Punch List to Landlord within such time, Tenant shall be deemed to have accepted the Premises and the Tenant Improvements as delivered by Landlord. Landlord shall be deemed to have delivered possession to Tenant on the earliest of (i) the date that Landlord gives notice to Tenant that the Tenant Improvements are substantially completed as evidenced by a Certificate of Occupancy or other governmental authorization to occupy the Premises, and that the Premises are available for occupancy by Tenant, subject only to Punch List items that do not prevent Tenant from using the Premises for its intended use, (ii) the date on which the Tenant Improvements would have been substantially completed but for Tenant Delay (as defined in Section 9.2 of Exhibit "C"), or (iii) the date upon which Tenant actually occupies, or commences operation from, the Premises.

(c) Landlord estimates that it will deliver the Premises to Tenant on or about July 1, 2014. If Landlord fails to deliver the Premises to Tenant within three (3) months after such date (such three (3) month period being extended day-for-day for each day of Tenant Delay) and does not cure such failure within fifteen (15) days of Tenant's written notice thereof ("Tenant's Delivery Notice"), Tenant shall have the option to terminate this Lease upon written notice to Landlord within fifteen (15) days of the expiration of Tenant's Delivery Notice. If Tenant does not exercise its option to terminate the Lease under this Paragraph 2(c), this Lease thereafter shall not be void or voidable and no obligation of Tenant shall be affected by Landlord's failure to deliver the Premises. Regardless of whether Tenant exercises its option to terminate under this Paragraph 2(c), in no event shall Landlord be liable to Tenant for any loss or damage resulting from Landlord's failure to deliver the Premises.

(d) Landlord shall provide Tenant access to the Premises two (2) weeks prior to the anticipated date of delivery of the Premises for the purpose of preparing the Premises for occupancy. Tenant's early occupancy shall be subject to all the provisions of this Lease except

those regarding the payment of Rent. Such early possession shall not advance the Expiration Date.

(e) Provided Tenant is not in default beyond any applicable grace and cure periods under the Lease at the time Landlord receives the Renewal Notice (as defined herein) nor, at Landlord's sole option, at the time the Extension Term is to commence and provided further that the net worth of Tenant is no less than its net worth upon the date of this Lease, Tenant shall have the option to renew this Lease with respect to the entire Premises then leased by Tenant upon the expiration of the initial Term for one (1) additional term of five (5) years (the "Extension Term"), by delivering notice to Landlord of Tenant's option to extend (the "Renewal Notice") at least nine (9) months but no more than twelve (12) months prior to the end of the initial Term. If Tenant exercises its right to extend, the Term shall be extended for an additional five (5) years, and Tenant shall continue to lease the Premises on all of the terms and conditions of this Lease, except that (i) Landlord may adjust the insurance coverages and policy limits required of Tenant, (ii) Basic Monthly Rental for the Extension Term shall increase to the Fair Market Rental Rate (as defined below), (iii) Landlord may adjust Tenant's Percentage Share to reflect re-measurement of the Premises or other portions of the Building and/or to reflect changes in Landlord's standard common area load factor, and (iv) Tenant shall have no further renewal option.

(f) For the purposes of the Lease, the term "Fair Market Rental Rate" as used herein shall mean the annual rent per square foot that a willing tenant would pay, and a willing landlord would accept, in arm's length bona fide negotiations if the space in question were leased during the renewal term in question on the terms and conditions of the Lease, based to the extent practicable on rental rates for the period of the Extension Term as established by leases recently or then being entered into for comparable space in the Building, and taking into account any effect on rental rates which may arise by reason of the amount of space leased by Tenant, the commencement date of the Extended Term, the length of the Extended Term, the use of the Premises, the location and floor level of the Premises, and other pertinent facts. Notwithstanding anything to the contrary in the foregoing, in determining Fair Market Rental Rate for the Premises for the Extended Term, no consideration shall be given to any allowances or other concessions that may be prevalent in the market at the time the Fair Market Rental Rate is being negotiated by the parties hereto. Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days after Tenant provides the notice to Landlord exercising Tenant's extension option. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental rate within which to accept such rental rate or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to the Fair Market Rental Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (iv) below. Failure of Tenant to so object in writing within Tenant's Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Landlord. In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rental Rate that triggers the negotiation period of this Paragraph 2(e), then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days ("Landlord's Review Period") after receipt of Tenant's notice of the

new rental rate within which to accept such rental rate. In the event Landlord fails to accept in writing such rental rate proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope its final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (i) through (iv) below. If the final determination of the Fair Market Rental Rate has not been made prior to the date on which Tenant's obligation to pay Basic Monthly Rental during the Extension Term commences, then, from such date until the date the final determination is made ("Interim Period"), Tenant shall pay estimated Basic Monthly Rental for the Premises at the rate applicable to the Premises during the last month of the initial Term. Once the final determination of the Fair Market Rental Rate has been made, if the Basic Monthly Rental payable by Tenant for the Premises pursuant to the Fair Market Rental Rate exceeds the Basic Monthly Rental paid by Tenant during the Interim Period, Tenant shall pay the excess to Landlord concurrently with Tenant's next installment of Basic Monthly Rental.

(i) Landlord and Tenant shall meet with each other within ten (10) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within ten (10) business days of the exchange and opening of envelopes, then, within twenty (20) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of office properties in the vicinity of the Real Property. Neither Landlord nor Tenant shall consult with such appraiser as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Paragraph 2(e). Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator (with a copy to the other party) within ten (10) business days after the appointment of the arbitrator any market data and additional information relevant to the determination of Fair Market Rental Rate ("FMRR Data"), and the other party may submit a reply in writing within ten (10) business days after receipt of such FMRR Data.

(ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate and notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the San Francisco Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of arbitration shall be paid by Landlord and Tenant equally.

3. RENTAL; LETTER OF CREDIT.

(a) Beginning on the Commencement Date, Tenant agrees to pay to Landlord as Basic Monthly Rental for the Premises the sums specified in Paragraph I of the Summary of Lease Terms. Notwithstanding the foregoing, Basic Monthly Rent shall be abated for the first (1st) full calendar month of the Term. Tenant shall pay Basic Monthly Rent for any first fractional month as set forth in subparagraph (b) below.

(b) Basic Monthly Rental shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the term hereof. In the event the term of this Lease commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for the first and/or last fractional months of the term shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day year consisting of twelve 30-day months. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls.

(c) Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at the following addresses: (i) if by Wire and ACH Payments: JP Morgan Chase, Account title: CLPF - 475 Brannan Street L.P., ABA #021-000-021, Account #473901978; if by Regular mail: CLPF - 475 Brannan Street, L.P., P.O. Box 101248, Pasadena, California 91189-0005; or (iii) if by Overnight mail: JP Morgan Chase, 2710 Media Center Dr., Building #6, Suite #120, Los Angeles, California 90065, Attn: CLPF - 475 Brannan Street L.P. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the "Reference Rate") charged on such due date by the San Francisco Main Office of Bank of America, N.A. (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within ten (10) days of the date due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the

overdue Rental as a late charge; provided that, if Rental is not paid when due three (3) times during the term of this Lease and if Landlord shall have notified Tenant in writing that Tenant shall thereafter be entitled to no further grace periods, then thereafter Tenant shall not be entitled to such ten (10) day grace period, and such late charge shall be assessed on any Rental not paid by 5:00 p.m. on the date due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(d) Upon execution of this Lease, Tenant shall pay Landlord an amount equal to one (1) month's Basic Monthly Rental, which amount Landlord shall apply to the Basic Monthly Rental for the second (2nd) full calendar month of the Term.

(e) Tenant acknowledges that Landlord would not lease the Premises to Tenant without receipt by Landlord of an irrevocable unconditional standby letter of credit, and renewals, replacements, and supplements thereof, in a form reasonably acceptable to Landlord from a national banking association or another financial institution reasonably acceptable to Landlord ("Bank") to serve as security for Tenant's obligations under this Lease. Tenant agrees to cause a Bank to execute and deliver to Landlord, concurrent with the mutual execution of this Lease, an irrevocable letter of credit as provided in this Section 3(e). Such letter of credit and all renewals, replacements and supplements to such letter of credit shall: (i) provide that, if Landlord notifies Bank of a default by Tenant under this Lease (which default has not been cured by Tenant within any applicable cure period) and the amount owed by Tenant to Landlord as a result of such default (the "Delinquent Amount"), then Bank shall pay as proceeds of the draw to Landlord a sum equal to the Delinquent Amount; (ii) be in the initial amount of Five Hundred Thousand Eight Hundred Sixty and no/100 Dollars ($500,860.00); (iii) be issued for a minimum period of one year; (iv) be transferable and (v) provide that Tenant shall cause the then existing letter of credit to be extended or renewed for an additional year or a replacement letter of credit to be issued to Landlord and delivered to Landlord at least thirty (30) days prior to the expiration date of the then existing letter of credit. Simultaneously with the delivery of the replacement letter, Landlord will deliver the existing letter of credit to Tenant. Tenant shall be permitted to reduce the amount of the letter of credit on the last day of the thirteenth (13th), twenty-fifth (25th), thirty-seventh (37th) and forty-ninth (49th) full calendar months after the Commencement Date, respectively, in the amount of $83,476.77 each from the amount the letter of credit then held by Landlord, so long as no event of default by Tenant under the Lease then currently exists as the relevant reduction date. If a renewal, replacement or supplementary letter of credit is not timely delivered to Landlord, Tenant shall be in immediate, irrevocable default under this Lease (without any cure period), Landlord shall be entitled to exercise all remedies available to Landlord under this Lease, and Landlord shall be permitted to draw the full amount under the letters of credit. The sole condition precedent to payment by Bank to Landlord under letters of credit given shall be the receipt by Bank from Landlord of a written certification sworn under oath by Landlord that a default by Tenant (which default has not been cured by Tenant within any applicable cure period) has occurred under this Lease. In the event of a sale of the Premises and this Lease, upon the request of the transferee thereof, Tenant shall, at Landlord's expense, if any, cause to be issued to the transferee a replacement letter of credit (on the same terms and conditions provided above) so that the letter of credit given under this Lease shall at all times be payable to the Landlord under this Lease. It is agreed that this provision shall apply to every transfer or assignment of this Lease made by the then Landlord under this Lease. It is expressly understood that the reentry of the Premises by

Landlord after a default on the part of Tenant prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Tenant to revoke the letter of credit, and the letter of credit shall be retained and remain in the possession of Landlord until the end of the term of this Lease and all the Lease's renewals and extensions (except as otherwise provided in this Section 3(e). Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of the letter of credit and resort to such letter of credit shall not waive any other rights or constitute an election of remedies which Landlord may have. Landlord's receipt of funds after a partial draw under this Section 3(e) shall not constitute a binding determination of whether or not Tenant is in default under this Lease or the amount to which Landlord is entitled as a result of any default by Tenant. If Landlord draws on a letter of credit given under this Section 3(e) as a result of the failure of Tenant to deliver to Landlord a renewal, replacement or supplementary letter of credit within thirty (30) days prior to the expiration date of the current letter of credit, then the funds drawn by Landlord under the letter of credit will constitute a security deposit and will serve as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. Landlord may use or apply such security deposit for the payment of all Delinquent Amounts, subject to Tenant's rights to challenge the existence of a default and the calculation of Delinquent Amounts. Such security deposit will not constitute an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon application of any part of the security deposit by Landlord under this Section 3(e), Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Tenant shall not be entitled to any interest on such security deposit. Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the security deposit upon the original Landlord's or such successor owner's complying with California Civil Code Section 1950.7 and Landlord's transfer of the security deposit to such successor owner or the credit of the amount of the security deposit to such successor owner. Subject to the foregoing and the terms of this Lease, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which establish a time frame within which a landlord must refund a security deposit under a lease, and/or provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. Actions by Landlord against Tenant for breach of this Lease will in no way be limited or restricted by the amount of the security deposit, and resort to such security deposit will not waive any other rights or constitute an election of remedies which Landlord may have.

4. TENANT'S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT.

(a) In addition to the Basic Monthly Rental payable during the Term of this Lease, commencing January 1, 2015 and continuing throughout the remaining Term of this Lease (including the Extension Term, if applicable) Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of: (i) the amount, if any, by which Operating Expenses paid or incurred by Landlord in any calendar year subsequent to the Base Year exceed the amount of Operating Expense allocable to the Base Year; and (ii) the amount, if any by which Real Property Taxes paid or incurred by Landlord in any calendar year subsequent to the Base Year exceed the

amount of Real Property Taxes allocable to the Tax Base Year. Notwithstanding the foregoing, if the Building is less than one hundred percent (100%) occupied in the Base Year, the Tax Base Year or in any other Expense Year during the Term, then Operating Expenses for the Base Year, Real Property Taxes for the Tax Base Year or such other Expense Year shall be adjusted, for purposes of the foregoing calculations to the amounts that they would have been if the Building had been one hundred percent (100%) occupied. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, then the Basic Monthly Rental payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Basic Monthly Rental after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

(b) Commencing January 1, 2015 and continuing throughout the remainder of the Lease Term (including the Extension Term, if applicable), Tenant shall pay to Landlord, as additional rent, one-twelfth (1/12th) of Tenant's Percentage Share of increases in Operating Expenses over the Base Year and Real Property Taxes over the Tax Base Year for such Expense Year on or before the first day of each calendar month of such Expense Year, in advance, in an amount estimated by Landlord in notices delivered to Tenant. If Landlord fails to deliver such an estimate to Tenant prior to the commencement of any Expense Year, then Tenant shall continue to pay Tenant's Percentage Share of increases in Operating Expenses and Real Property Taxes on the basis of the prior Expense Year's estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the Expense Year in question, less any portion thereof previously paid by Tenant. Landlord may revise its estimate of Tenant's Percentage Share of increases in Operating Expenses and Real Property Taxes for any Expense Year from time to time by giving written notice of such revision to Tenant, in which event subsequent payments by Tenant for such Expense Year shall be based on Landlord's revised estimate. The failure or delay by Landlord to provide Tenant with Landlord's estimate of Tenant's Percentage Share of increases in Operating Expenses and Real Property Taxes or Landlord's annual statement (as described in subparagraph 4(c) below) for any Expense Year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant's obligation to pay Tenant's Percentage Share of increases in Operating Expenses or Real Property Taxes for such Expense Year or of Landlord's right to send to Tenant such an estimate or annual statement, as the case may be.

(c) Within ninety (90) days after the close of each Expense Year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the amounts payable under Paragraph 4(a) above for such Expense Year and such statement shall be final and binding upon Landlord and Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such Expense Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. If on the basis of such statement Tenant has paid to Landlord an amount in excess of the amounts payable under Paragraph 4(a) above for the preceding Expense Year and Tenant is not in default in the performance of any of its covenants under this Lease, then Landlord, at its option, shall either promptly refund such excess to Tenant or credit the amount thereof to the Basic Monthly Rental next becoming due from Tenant until such credit has been exhausted.

(d) If Tenant disputes the amount of Operating Expenses due hereunder, Tenant shall have the right, after payment to Landlord of the amount in dispute, and after reasonable notice and at reasonable times, to inspect Landlord's accounting records relating to such Operating Expenses at Landlord's accounting office. If, after such inspection Tenant still disputes the amount of additional rent owed, Tenant shall have the right to cause Landlord's books and records with respect to such Operating Expenses for such year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval; provided that any auditor selected by Tenant must be a nationally or regionally recognized firm whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from such review or audit. Tenant agrees to pay the cost of such audit unless Landlord and Tenant determine that Landlord's original statement overstated Operating Expenses by more than five percent (5%). If Landlord and Tenant determine that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit. No audit shall be conducted at any time that Tenant is in default of any of the terms of the Lease beyond any applicable notice and cure period. Tenant's right to dispute the amount of Operating Expenses shall continue for a period of one hundred eighty (180) days following Landlord's delivery of the statement with respect to such Expense Year, after which such statement shall be conclusively presumed to be accurate and binding upon Landlord and Tenant.

(e) If this Lease expires or terminates on a day other than the last day of an Expense Year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the Expense Year in which such expiration or termination occurs shall be prorated on the basis that the number of days from the commencement of such Expense Year, to and including such expiration or termination date, bears to three hundred sixty (360). The expiration or termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such expiration or termination.

(f) It is the intention of Landlord and Tenant that the Basic Monthly Rental paid to Landlord throughout the term of this Lease shall be absolutely net of all increases in Real Property Taxes over the Tax Base Year and Operating Expenses over the Base Year and the foregoing provisions of this Paragraph 4 are intended to so provide.

5. OTHER TAXES PAYABLE BY TENANT. Tenant shall reimburse Landlord within thirty (30) days after demand for any and all taxes payable by Landlord (other than net income taxes and Real Property Taxes) whether or not now customary or within the contemplation of the parties hereto:

(a) imposed upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;

(b) imposed upon or measured by the Basic Monthly Rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and

County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental;

(c) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

(d) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6. USE. Tenant agrees to use the Premises for general office purpose, and Tenant agrees not to use or permit the use of the Premises or any part thereof for any other purpose. Tenant agrees not to do or permit to be done in or about the Premises or the Building, or to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything that is prohibited by or will in any way conflict with any law, statute or governmental regulation now or hereafter in effect, or that would subject Landlord or Landlord's agents to any liability, or that is prohibited by the standard form of fire insurance policy, or that will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, or to use or permit to be used any loudspeaker or other device, system or apparatus that can be heard outside the Premises without the prior written consent of Landlord or to permit any objectionable odors, bright lights or electrical or radio interference that may annoy or interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

7. COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

(a) Landlord shall deliver the Premises to Tenant in substantial compliance with all laws, statutes, ordinances and governmental rules, regulations or requirements in effect as of the date of this Lease and shall keep the Building, the common areas thereto, and the Parking Lot in compliance thereof. Tenant agrees at its sole cost and expense to promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter constituted; with any direction or occupancy certificate issued pursuant to law by any public officer; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises, excluding structural

changes not related to or affected by Tenant's improvements, acts or particular use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. If Tenant's use or operation of the Premises or any of Tenant's equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

(b) Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any "hazardous substance" (as hereinafter defined). Tenant shall not manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing. Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all "environmental laws" (as hereinafter defined) applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. Tenant shall, within ten (10) days after Tenant's receipt thereof, give written notice to Landlord of any notice or other communication (oral or written) regarding any (i) actual or alleged violation of environmental laws by Tenant or with respect to the Premises, (ii) actual or threatened release of any hazardous substance from the Premises, or (iii) the existence of any hazardous substance in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys' fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of hazardous substances from the Premises as a result of contamination caused by Tenant or the existence on or after the Commencement Date of a violation of environmental laws by Tenant with respect to the Premises. To the extent Tenant has an indemnification obligation under this Paragraph 7(b), Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any hazardous substances in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any hazardous substances or to remedy any actual or threatened violation of environmental laws. This Paragraph 7(b) shall survive termination of this Lease. As used in this Lease, "hazardous substance" shall mean any substance or material that is described as a toxic, hazardous, bio-hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals that may cause cancer or reproductive toxicity. As used in this Lease, "environmental laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.

(c) Tenant shall immediately furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to environmental laws or hazardous substances.

(d) California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the Parking Lot. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

(e) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 8(e) are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof. Any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under this Lease and shall be covered by the indemnity provisions of Section 13 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(f) The provisions of this Paragraph 7 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

8. ALTERATIONS; LIENS.

(a) Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as "Alterations"), or any part thereof, without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alterations which are strictly cosmetic in nature and (i) do not modify or affect the Premises' or Building's structure or the electrical, plumbing, heating, ventilation and air conditioning, mechanical, security, life safety or other systems serving the Building, (ii) are not visible from the exterior of the Premises, (iii) do not require the issuance of a building permit, (iv) do not require work to be performed inside the walls or above the ceiling of the Premises, and (v) do not require any substantial modifications to the Premises (collectively, "Cosmetic Alterations"); provided that the aggregate cost of any such Cosmetic Alterations does not exceed Seventy Thousand Dollars ($70,000.00) in any twelve (12) month period during the Term and provided, further that Tenant shall give Landlord not less than fifteen (15) days prior written notice of any Cosmetic Alterations (which notice shall be accompanied by reasonably adequate evidence that such Cosmetic Alteration meet the criteria contained in this Section 8(a)), such Cosmetic Alterations shall comply with all other provisions of this Section 8, and Landlord shall be permitted to enter the Premises to post notices of non-responsibility and other like notices or to observe the work performed by or on behalf of Tenant. Any Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at its expense (including expenses incurred in complying with applicable laws, including laws relating to the handling and disposal of asbestos-containing materials). Tenant shall use a general contractor, subcontractors, engineers and architects that are on Landlord's approved list of design and construction professionals. All Alterations shall be made in accordance with plans and specifications approved in writing by Landlord and shall be designed and constructed in compliance with all applicable codes, laws, ordinances, rules and regulations. The design and construction of any Alterations shall be performed in accordance with Landlord's applicable rules, regulations and requirements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. Tenant shall pay to Landlord a fee in the amount of five percent (5%) of the cost of the Alterations for Landlord's review of plans and its management and supervision of the progress of the work. All sums due to such contractors, if paid by Landlord due to Tenant's failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any Alterations made by Tenant which are designated by Landlord to be removed at the time such Alterations were approved (or, with respect to Cosmetic Alterations not requiring Landlord's consent as described above, at the time Tenant notified Landlord of such Cosmetic Alterations) and repair any damage to the Premises caused by such removal. Tenant shall use the general contractor designated by Landlord for such removal and repair. In no event

shall Tenant be obligated to remove the Tenant Improvements described in Section 2.1 of Exhibit C attached hereto.

(b) Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within ten (10) days following the recording of notice of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic's and materialmen's and like liens. Tenant shall give Landlord at least ten (10) days' prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

9. MAINTENANCE AND REPAIR.

(a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to Punch List items as described in Section 3 of Exhibit C. Tenant, at its expense, shall at all times keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement excepted, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and (unless designated by Landlord to be removed in accordance with Paragraph 8 above) all Alterations thereto to Landlord in the same condition as when received, ordinary wear and tear (except such as Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement excepted. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as may be specifically set forth herein. No representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the present or future suitability or fitness of the Premises for Tenant's intended or permitted use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions that may affect Tenant's use and enjoyment of the Premises or the Building.

(b) Landlord agrees to make all necessary repairs to the structure, the exterior, and the public and common areas of the Building and the building systems therein, and to maintain the same in reasonably good order and condition. Any damage arising from the acts of Tenant, its agents, employees, contractors or invitees shall be repaired by Landlord at Tenant's sole expense. Tenant shall pay Landlord on demand the cost of any such repair.

10. SERVICES.

(a) Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by Tenant and the Lease has not terminated, Landlord, subject to the terms of this Paragraph 10 and the Building Rules and Regulations attached hereto as Exhibit B and subject to applicable laws, regulations and rules of public utilities, shall furnish to the Premises water, electrical power and elevator service suitable for the use of the Premises for ordinary office purposes; heating and air conditioning suitable for the comfortable use and occupation of the Premises (assuming normal office use thereof and subject to any restrictions on use as may be prescribed by any applicable policies or regulations of any utility or governmental agency) during normal business hours (specifically, 7:00 a.m. to 7:00 p.m.), excluding weekends and holidays. Tenant may request that after-hours heating and air conditioning be supplied to the Premises by having an authorized representative of Tenant contact the Building's manager. The cost of after-hours heating and air conditioning is currently $60.00 per hour. Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord (as reasonably determined by Landlord) in connection with providing any additional or excessive (i.e., amounts in excess of normal office use during normal business hours) utilities or services Landlord may provide. Unless otherwise specifically provided in this Lease, all means of distribution of all utilities within the Premises shall be supplied by Tenant at its expense, and Tenant shall bear the cost of water, gas, electricity, sewerage and other utilities. Landlord reserves the right to install, at Tenant's expense, a separate meter in the Premises for electricity. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rental by reason of Landlord's failure to furnish any of the foregoing or any other utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any form of energy, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. No such failure and no interruption of utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services. Tenant shall at Tenant's sole cost and expense provide janitorial service to the Premises using the same janitorial contractor that provides janitorial service to the balance of the Building.

(b) Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant's equipment that uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If Tenant's use of the heating, air conditioning or ventilation system exceeds normal office use and thereby causes damages to any of the air conditioning units or other equipment, the cost to repair or replace any such units or equipment due to such use shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 10(c) below, or (iv) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord.

(c) Tenant agrees it will not, without the written consent of Landlord, use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) that will, individually or in the aggregate, in any way cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed the amount usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense that Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Basic Monthly Rental will then be equitably adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to the Premises.

(d) Tenant shall give reasonable notice in making any request for utilities required outside of normal business hours. Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord in connection with providing any additional utilities and services Landlord may provide.

(e) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or

elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

11. SECURITY; ACCESS; CONTROL.

(a) Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in Landlord's sole discretion, deem necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant, its agents, employees, contractors and invitees. Tenant acknowledges that the safety and security devices, services and programs provided by Landlord from time to time, if any, may not prevent theft or other criminal acts, or insure the safety of persons or property, and Tenant expressly assumes the risk that any safety device, service or program may not be effective or may malfunction or be circumvented. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the other Indemnitees (defined below) shall not be liable to Tenant, and Tenant hereby waives any claim against the Indemnitees to the maximum extent permitted by law, for (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any injury to or death of persons, or (iii) any loss of property in and about the Premises or the Building by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any allegation of active or passive negligence on the part of Landlord or the other Indemnitees. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.

(b) In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

(c) In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

(d) Subject to (i) all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit B, (ii) emergency situations or other matters outside the reasonable control of Landlord, and (iii) the requirements of applicable laws, Tenant shall have access to and use of the Building twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year throughout the Term.

12. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not, either voluntarily or by operation of law, (i) assign or transfer this Lease or any interest herein, (ii) sublet the Premises, or any part thereof, or (iii) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a "Transfer"), without the express prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Any such act (whether voluntary or involuntary, by operation of law or otherwise) without the consent of Landlord pursuant to the provisions of this Paragraph 12 shall, at Landlord's option, be void and/or constitute an Event of Default under this Lease. Consent to any Transfer shall neither relieve Tenant of the necessity of obtaining Landlord's consent to any future Transfer nor relieve Tenant from any liability under this Lease.

By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute reasonable grounds for Landlord to refuse to grant its consent to the proposed Transfer:

(1) The proposed Transferee must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

(2) The proposed Transferee must satisfy Landlord's then-current credit and other standards for tenants of the Building and, in Landlord's reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due.

(3) The proposed Transferee must be reasonably satisfactory to Landlord as to character and professional standing.

(4) The proposed use of the Premises by the proposed Transferee must be, in Landlord's opinion: (A) lawful; (B) in compliance with Paragraph 6 of this Lease; (C) appropriate to the location and configuration of the Premises; (D) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (E) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof; (F) unlikely to cause any material increase in services to be provided to the Premises; (G) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; and (H) unlikely to impair the dignity, reputation or character of the Building.

(5) The proposed use of the Premises must not result in the division of the Premises into more than two (2) parcels or tenant spaces.

(6) At the time of the proposed Transfer, an Event of Default (as defined in Paragraph 18(a) below) shall not have occurred and be continuing, and no event may have occurred that with notice, the passage of time, or both, would become an Event of Default.

(7) The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes that would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

(8) The proposed Transferee shall not be a then present tenant or affiliate or subsidiary of a then present tenant in the Building unless there is no other suitable space available in the Building.

(9) Landlord shall not be negotiating with, and shall not have at any time within the past thirty (30) days negotiated with, the proposed Transferee for space in the Building.

(b) Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, Landlord shall have no obligation to consent or consider granting its consent to any proposed Transfer unless Tenant has first delivered to Landlord a written offer to enter into such Transfer with Landlord, which offer shall include the base rent and other economic terms of the proposed Transfer, the date upon which Tenant desires to effect such Transfer and all of the other material terms of the proposed Transfer ("Tenant's Offer"). Landlord shall have twenty (20) days from receipt of Tenant's Offer within which to notify Tenant in writing of Landlord's decision to accept or reject such Transfer on the terms set forth in Tenant's Offer. If Landlord does not accept Tenant's Offer within such period, Tenant shall deliver to Landlord a second notice of such offer. If Landlord does not accept Tenant's offer within five (5) days after receipt of such second notice, Tenant may enter into such Transfer with any bona fide independent third-party Transferee (as defined in Paragraph 12(c) below) within ninety (90) days of the end of such twenty (20) day period, so long as such Transfer is for the same base rent offered to Landlord in Tenant's Offer and such Transfer otherwise contains terms not more than five percent (5%) more favorable economically to the Transferee than the terms stated in Tenant's Offer, taking into account all rent concessions, tenant improvements, and any other terms that have an economic impact on the Transfer; provided, however, that the prior written approval of Landlord for such Transfer must be obtained, and the other provisions of this Paragraph 12 must be complied with, all in accordance with this Paragraph 12. If Landlord accepts Tenant's Offer, Landlord and Tenant shall enter into an agreement for such Transfer within thirty (30) days of the date Landlord makes its election. If Landlord accepts Tenant's Offer, then (i) Landlord may enter into a new lease, sublease or other agreement covering the Premises or any portion thereof with the intended Transferee on such terms as Landlord and such Transferee may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity, and in any such event, Tenant shall not be entitled to any portion of the profit, if any, that Landlord may realize on account of such new lease or agreement, (ii) Landlord may, at Landlord's sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of a sublease, and (iii) Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and

expenses that Tenant may have incurred in connection with its proposed Transfer, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed Transfer.

Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, in the case of a proposed assignment of this Lease or a sublease of substantially the entire Premises for substantially the balance of the term of this Lease, then in addition to the foregoing rights of Landlord, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant's Offer, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination.

Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

(c) Tenant shall, in each instance of a proposed Transfer, give written notice to Landlord at least sixty (60) days prior to the effective date of any proposed Transfer, specifying in such notice (i) the nature of the proposed Transfer, (ii) the portion of the Premises to be transferred, (iii) the intended use of the transferred Premises, (iv) all economic terms of the proposed Transfer, (v) the effective date thereof, (vi) the identity of the transferee under the proposed Transfer (the "Transferee"), (vii) current financial statements of the Transferee, and (viii) detailed documentation relating to the business experience of the Transferee (collectively, "Tenant's Notice"). Tenant also shall promptly furnish Landlord with any other information reasonably requested by Landlord relating to the proposed Transfer or the proposed Transferee. Within thirty (30) days after receipt by Landlord of Tenant's Notice and any additional information and data requested by Landlord, Landlord shall notify Tenant of Landlord's determination to either (i) consent to the proposed Transfer, or (ii) refuse to consent to such proposed Transfer.

(d) Fifty percent (50%) of all of the following ("Excess Rental") shall be paid by Tenant to Landlord immediately upon receipt thereof by Tenant: (i) consideration paid or payable by Transferee to Tenant as consideration for any such Transfer; and (ii) rents received in connection with the Transfer by Tenant from Transferee in excess of the Rental payable by Tenant to Landlord under this Lease, less reasonable, documented, out-of-pocket costs paid by Tenant to third parties for brokerage commissions, tenant improvement costs and legal fees in connection with the subject Transfer (amortized equally over the term of the Sublease (in the case of a Sublease) or the remaining term of the Lease (in the case of an assignment)). If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any Transferee and shall direct such Transferee to pay the same directly to Landlord, in which case Landlord shall pay to Tenant fifty percent (50%) of such Excess Rental promptly upon Landlord's receipt thereof.

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder. Neither Landlord's collection of rent from a Transferee nor any course of dealing between Landlord and any Transferee shall constitute or be deemed to constitute Landlord's consent to any Transfer.

(e) Notwithstanding anything to the contrary contained in this Paragraph12, Tenant may assign this Lease or sublet the Premises without the need for Landlord's prior consent if such assignment or sublease is to any parent, subsidiary or affiliate business entity which the initially named Tenant controls, is controlled by or is under common control with (each, an "Affiliate") provided that: (i) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements or other financial and background information of the assignee or sublessee as required for other transfers; (ii) if the transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial audited net worth of the assignee or sublessee as of the time of the proposed transfer is equal to or greater than the financial audited net worth of the Originally Named Tenant upon the date of this Lease and is sufficient for such assignee or sublessee to fulfill its obligations pursuant to such assignment or sublease; (iv) Tenant remains fully liable under this Lease; and (v) unless Landlord consents to the same, the use of the Premises set forth herein remains unchanged. As used in this section, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least fifty-one (51%) of the securities or partnership or other ownership interests of the entity subject to control.

(f) Notwithstanding anything to the contrary contained in this Paragraph 12, Tenant may engage in Approved Reorganizations (as defined below), without the express consent of Landlord; provided that (a) at least ten (10) days prior to the effective date of the Approved Reorganization, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization, (b) no Event of Default exists under this Lease during the period commencing on the date of Tenant's request and ending on the effective date of the Approved Reorganization, and (c) there is no change in use of the Premises. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of an Approved Reorganization, then Tenant may in lieu of the prior notice required under this Section give Landlord notice within ten (10) days after the effective date of the Approved Reorganization, together with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization. As used herein, the term "Approved Reorganizations" means any merger, reorganization or consolidation of Tenant (whether or not Tenant is the surviving entity), or the sale of substantially all of the assets or stock of Tenant, in each case as a going concern, where (1) Tenant's successor (together with Tenant, so long as Tenant remains liable under this Lease) shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is at least equal to the

net worth, on the date of this Lease, of the original named Tenant, and (2) Tenant's successor shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is sufficient to meet the remaining obligations of Tenant under this Lease.

(g) A sale, transfer or assignment of a general partner's interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of fifty percent (50%) or more of the voting stock of Tenant if Tenant is a corporation, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions, shall be deemed a Transfer and require Landlord's consent in accordance with the procedures specified in Paragraph 12(c) above.

(h) Tenant agrees that any instrument by which Tenant assigns this Lease or any interest therein or sublets or otherwise Transfers all or any portion of the Premises shall expressly provide that the Transferee may not further assign this Lease or any interest therein or sublet the sublet space without Landlord's prior written consent (which consent shall be subject to the provisions of this Paragraph 12), and that the Transferee shall comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such Transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

(i) If Landlord consents to a Transfer hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the Transferee, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not be transferred.

(j) Notwithstanding any provision of this Lease to the contrary, Tenant shall not mortgage, encumber or hypothecate this Lease or any interest herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such act without the prior written consent of Landlord (whether voluntary or involuntary, by operation of law or otherwise) shall, at Landlord's option, be void and/or constitute an Event of Default under this Lease.

(k) The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which latter event the subleases or subtenants shall become tenants of Landlord.

(l) Tenant shall pay to Landlord the amount of Landlord's actual out-of pocket- third party cost of processing each proposed Transfer which requires Landlord's consent (including, without limitation, attorneys' and other professional fees; collectively "Processing Costs"), and the amount of all direct and indirect expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to a Transfer until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee's or subtenant's taking occupancy.

13. WAIVER; INDEMNIFICATION. Landlord will not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord. Landlord will not be liable under any circumstances to Tenant for any incidental or consequential damages. Tenant agrees to indemnify and hold Landlord, Landlord's agents, the members, shareholders, constituent partners and/or other owners of Landlord or any agent of Landlord, and all contractors, officers, directors and employees of any thereof (collectively, "Indemnitees"), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other tenants, or elsewhere in or about the Real Property or in the vicinity of the Real Property, when such claim, injury or damage is caused in whole or in part by the gross negligence or willful misconduct of Tenant, its former or current agents, contractors, employees, invitees, or subtenants or other persons in or about the Real Property by reason of Tenant's occupancy of the Premises, or (c) arising from any failure of Tenant to observe or perform any of its obligations hereunder. If any action or proceeding is brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. Landlord agrees to indemnify and hold harmless Tenant and Tenant's employees, agents, partners, officers, directors, and shareholders from and against any and all third party claims arising in or on the common areas of the Building and the Project, from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Tenant or Tenant's employees, agents, partners, officers, directors, and shareholders, or arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease. The provisions of this Paragraph shall survive the

termination of this Lease with respect to any claims or liability occurring prior to such termination.

14. INSURANCE.

(a) Tenant, at Tenant's expense, agrees to keep in force during the Term of this Lease:

(i) Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	2,000,000
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000
Fire Damage Legal Liability	100,000
Medical Payments	5,000

Any general aggregate limit shall apply on a per location basis. Tenant's commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form or similar equivalent, shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(ii) Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(iii) Workers' compensation insurance in accordance with the laws of the state in which the Premises are located with employer's liability insurance in an amount not less than $1,000,000.

(iv) Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer's liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Umbrella/Excess liability policies shall be following form.

(v) All risk property insurance or Special Form including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant's trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant's improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises where the tenant cannot remove at the end of the lease term wherein ownership then reverts to the landlord.

(vi) Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(b) All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least "A-: X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives shall be non-contributory. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Section 14(a)(v) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage.

(c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord's request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

(d) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Section 4 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(e) Tenant insurance requirements stipulated in Section 14(a) are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.

(f) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability (following form), worker's compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord's mortgagees and Landlord's representatives as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least "A-: X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days' prior written notice of any cancelation, non-renewal or material change in coverage. The above requirements shall apply equally to any subcontractor engaged by contractor.

(g) Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord's property insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant's property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction.

15. PROTECTION OF LENDERS.

(a) This Lease shall be subject and subordinate at all times to all ground or underlying leases that may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord's interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as "Superior Interests"), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to any such Superior Interest as may be required by Landlord.

(b) Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease,

and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust.

(c) Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective holder of a Superior Interest ("Holder") that Landlord designates, such financial statements as are reasonably required by such Holder to verify the financial condition of Tenant (or any assignee, subtenant or guarantor of Tenant). Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be confidential and used only for the purposes stated herein.

(d) If Landlord is in default, Tenant shall accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not exercise any rights or remedies for Landlord's default unless Tenant gives notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default that cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

(e) If any prospective Holder should require, as a condition of any Superior Interest, a modification of the provisions of this Lease, Tenant shall approve and execute any such modifications promptly after request, provided no such modification shall relate to the Rental payable hereunder or the length of the term hereof or otherwise materially alter the rights or obligations of Landlord or Tenant hereunder.

16. ENTRY BY LANDLORD.

(a) Landlord reserves, and shall at all times have, the right to enter the Premises to inspect them; to supply janitorial service and any other service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagees or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that any such entrance or work shall not unreasonably interfere with Tenant's use of the Premises. If such entry is made as aforesaid, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means that Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

(b) Landlord also shall have the right at any time to change the arrangement or location or times of access of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

17. ABANDONMENT. Tenant shall not vacate or abandon the Premises or any part thereof at any time during the term hereof for a period of more than ninety (90) consecutive days (excepting periods of renovation or restoration of the Premises due to casualty). Tenant understands that if Tenant leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an immediate Event of Default hereunder regardless of whether Tenant continues to pay Basic Monthly Rental and other Rental under this Lease. If Tenant abandons, vacates or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(a). Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Building caused by such removal or make any restoration required pursuant to Paragraph 8(a) hereof.

18. DEFAULT AND REMEDIES.

(a) The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a breach of this Lease by Tenant:

(i) Tenant fails to pay any Basic Monthly Rental or additional monthly rent under Paragraph 4 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) business days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(ii) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord

gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(iii) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

(iv) Tenant (A) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (B) makes an assignment for the benefit of its creditors, (C) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (D) takes action for the purpose of any of the foregoing; or

(v) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

(vi) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(vii) Tenant vacates or abandons the Premises.

(b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(i) The worth at the time of award of all unpaid rent that had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which all unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv) All other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 4 hereof; for purposes of computing Tenant's Percentage Share of increases in Operating Expenses and Real Property Taxes over the Base Year for the calendar year in which the default occurs and each future calendar year or portion thereof in the Lease Term, Tenant's Percentage Share of increases in Operating Expenses and Real Property Taxes shall be assumed to be equal to the amount thereof for the calendar year prior to the year in which the default shall occur, increased annually at a rate equal to the average rate of increase, if any, in such items from the Commencement Date through the time of award.

(c) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

(d) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity, by statute or otherwise. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 18(a)(i), (ii) or (iii) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 18(a)(i), (ii) or (iii). In such case, the applicable grace period under subparagraphs 18(a)(i), (ii) or (iii) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall

constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(e) In the event that Tenant's right of possession of the Premises is terminated prior to the end of the initial Term by reason of an Event of Default by Tenant, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (11%) per annum) of the sum of (a) the cost of Landlord's Work (if any), (b) the Allowance (if any), (c) the value of any free Rent (i.e., the Rent stated in this Lease to be abated as an inducement to Tenant's entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease.

(f) Landlord shall, in all circumstances, have the obligation to use commercially reasonable efforts to mitigate its damages.

19. DAMAGE BY FIRE OR OTHER CASUALTY.

(a) If the Premises are partially destroyed or damaged by fire or other casualty, Landlord shall, subject to Paragraph 19(b), 19(c), 19(d) and 19(e) below, promptly repair such damage if, in Landlord's judgment, such repair can be completed within ninety (90) days under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction, and this Lease shall remain in full force and effect, provided that if there shall be damage to the Premises from any such cause and such damage is not the result of the act, neglect, default or omission of Tenant, its agents, employees, contractors or invitees, Tenant shall be entitled to a reduction of Basic Monthly Rental while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. Tenant's right to a reduction of Basic Monthly Rental under this Paragraph 19 shall be Tenant's sole remedy in connection with any such damage.

(b) If such repairs, in Landlord's judgment, cannot be completed within ninety (90) days, or if such damage occurs during the last six (6) months of the term of this Lease, Landlord shall have the option either (i) to repair such damage, this Lease continuing in full force and effect, but with the Basic Monthly Rental proportionately reduced (subject to the condition set forth in Paragraph 19(a) above), or (ii) to give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date specified in such notice, which termination date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice of termination is so given, the Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the Basic Monthly Rental, reduced (subject to the condition set forth in Paragraph 19(a) above) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date.

(c) If the Building is damaged by fire or other casualty to the extent that the repair cost would exceed twenty percent (20%) or more of its replacement value, or if more than twenty percent (20%) of the rentable area of the Building is affected by fire or other casualty and repairs to the Building cannot, in Landlord's judgment, be completed within ninety (90) days, or if

insurance proceeds sufficient to complete the repairs are not available due to exercise of rights of a Holder to collect such proceeds, then in any such case, whether the Premises are damaged or not, Landlord shall have the right, at its option, to terminate this Lease by giving Tenant notice thereof within thirty (30) days of such casualty specifying the date of termination, which termination date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice.

(d) If the Premises are damaged by fire or other casualty not resulting in whole or in part from the negligence or willful misconduct of Tenant or its employees, agents, contractors or subtenants and the repair to the Premises cannot, in Landlord's judgment, be completed within one hundred eighty (180) days, assuming the availability of labor and materials, then Tenant at its option may terminate this Lease. Tenant's notice to Landlord of Tenant's election to terminate the Lease under the preceding sentence must be delivered to Landlord within thirty (30) days after the occurrence of such damage, and the termination shall be effective as of a date specified in such notice, which termination date shall be no less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of a termination of the Lease by Tenant under this Paragraph 19(d), the Basic Monthly Rental shall be reduced in the same manner as provided under Paragraph 19(b) above. If Tenant shall notify Landlord as to Tenant's election to terminate this Lease, Landlord shall have the right by giving Tenant notice within twenty (20) days of Landlord's receipt of Tenant's election notice, to relocate Tenant in substantially similar space in the Building or in another building in the general vicinity of the Building within thirty (30) days of the date of Tenant's notice to Landlord, in which case the Lease then shall be deemed to have not been terminated. If Landlord so elects to relocate Tenant, Landlord shall bear the cost of moving Tenant to such other space, Tenant shall continue to pay Basic Monthly Rental and other Rental to Landlord as provided herein and Landlord shall bear the cost of any rental in excess thereof for such other space. Tenant's occupancy of such other space shall not exceed one (1) year from the commencement of such occupancy. In the event Landlord cannot complete repairs to the Premises within one (1) year from the date of Tenant's commencement of occupancy in such other space, Landlord shall notify Tenant in writing not later than sixty (60) days prior to the expiration of such one-year period and upon expiration of such one-year period, this Lease shall terminate. In the event Landlord can complete such repairs within such one-year period, Landlord shall so notify Tenant in writing and shall move Tenant back into the Premises as soon as practicable after such repairs have been completed. The cost of moving Tenant back into the Premises shall be borne by Landlord.

(e) Notwithstanding any of the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any repairs or replacements of, any panelings, decorations, partitions, railings, ceilings, floor coverings, equipment, trade or office fixtures or any other property of, or improvements (including the Tenant Improvements and any Alterations) installed on the Premises by or at the election of, Tenant. Tenant hereby agrees to promptly repair any damage to the Tenant Improvements and any Alterations at its sole cost and expense in the event that Landlord is required to, or elects to, repair the remainder of the Premises pursuant to Paragraphs 19(a) or 19(b) above.

(f) Tenant hereby waives the provisions of subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code.

20. EMINENT DOMAIN.

(a) If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

(b) If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant's business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Basic Monthly Rental payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described, then this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination, which termination date shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

(c) If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord's cost, restoring the Building to an architectural whole.

(d) Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever that may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease or for the value of any improvements in or to the Premises. Tenant hereby assigns any such claim to the Landlord. Notwithstanding the foregoing, to the extent that the same shall not diminish Landlord's recovery for such taking, Tenant shall have the right to make a claim directly to the entity expressing the power of eminent domain for moving expenses and for loss or damage to Tenant's trade fixtures, equipment and movable furniture.

(e) Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

21. HOLDING OVER. Any holding over after the expiration or other termination of the term of this Lease with the prior written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month-to-month at the Basic Monthly Rental in effect on the date of such expiration or termination (subject to adjustment as provided in Paragraph 3(a) hereof) on the terms, covenants and conditions herein specified so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the prior written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except

that the Basic Monthly Rental shall be an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this Paragraph are in addition to, and do not affect, Landlord's right to re-entry or other rights hereunder or provided by law.

22. MISCELLANEOUS.

(a) Any liability of Landlord (including without limitation Landlord's members, partners, shareholders, affiliates, agents, and employees) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building, and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the constituent shareholders, partners or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner or other owner.

(b) In the event of a sale or conveyance of the Building by Landlord, the transferor shall thereby be released from any further liability under this Lease, and, in such event, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

(c) Tenant shall, at any time and from time to time within ten (10) days following request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) certifying that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder and that Tenant has no defenses to or offsets against its obligations under this Lease, or specifying such defaults, defenses or offsets if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Basic Monthly Rental and the Rental payable under Paragraph 4(a) and the date to which Rental is paid in advance, if any, and certifying that Tenant is entitled to no rent abatement or other economic concessions not specified in the Lease (v) evidencing the status of this Lease as may be required either by a

lender making a loan affecting, or a purchaser of, the Premises, the Building, the Real Property or any interest therein from Landlord, (vi) certifying the amount of the Deposit, if any, (vii) certifying that all Improvements to be constructed in the Premises by Landlord are completed (or specifying any obligations of Landlord respecting Improvements), and (viii) certifying such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, the Building, the Real Property or any interest therein from Landlord. Any such statement may be relied upon by, and shall upon Landlord's request be addressed to, any prospective purchaser or encumbrancer of all or any portion of the Real Property or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant's financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Real Property or any part thereof or interest therein. Tenant's failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rental under the Lease and (iii) no more than one month's Basic Monthly Rental has been paid in advance.

(d) On or before April 1 of each year throughout the Term, Tenant shall deliver to Landlord Tenant's financial statements ("Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant's auditor (or, if audited Financial Statements are not available, then a certificate of Tenant's Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year.

(e) All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's expense and without any reduction of Rental. If Tenant fails to pay any Rental hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for ten (10) days (or such shorter period as may be reasonable under emergency circumstances) after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant's part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

(f) Tenant agrees to faithfully observe and to comply with the Building Rules and Regulations attached hereto as Exhibit B and incorporated herein by this reference, and all modifications of and additions thereto from time to time put into effect by Landlord that are

applicable to all tenants of the Building and of which Tenant shall have notice. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern.

(g) In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, including any proceeding or action in a bankruptcy case, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys' fees and costs, which shall include fees and costs of any appeal, all as fixed by the Court. If Landlord or Tenant should be named as a defendant in any suit brought against the other in connection with Tenant's occupancy of the Premises under this Lease, the party defendant primarily responsible for the bringing of such suit shall pay to the other party its costs and expenses incurred in such suit and reasonable attorneys' fees.

(h) If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

(i) The failure of Landlord to object to or to assert any remedy by reason of Tenant's failure to perform or observe any covenant or term hereof or Landlord's failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of Tenant or the happening or non-happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of Tenant to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice that may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of Landlord to insist upon performance and observance by Tenant in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental. Landlord's acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

(j) Tenant agrees that no diminution or shutting off of light, air or view by any structure that may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

(k) All notices, demands, requests, advices or designations ("Notices") that may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served (including delivery by messenger or nationally-recognized overnight mail courier) on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at Tenant's address for notices as set forth in the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served (including delivery by messenger or nationally-recognized overnight mail courier) on Landlord, or sent by United States certified or registered mail, postage prepaid, addressed to Landlord at Landlord's address for notices specified in Paragraph B of the Summary of Lease Terms. Each Notice shall be deemed received on the date of the personal service or three (3) days after the mailing thereof, in the manner herein provided, as the case may be.

(l) Tenant agrees that it shall not, without first obtaining the written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises; or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

(m) This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

(n) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include the other gender. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The Paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

(o) Time is of the essence of this Lease with respect to the payment of Rental and the performance of all obligations.

(p) Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

(q) Landlord shall pay any and all commissions payable to Landlord's Broker in connection with the execution of this Lease pursuant to a separate agreement. Landlord's

Broker shall pay Tenant's Broker any commissions payable to Tenant's Broker pursuant to a separate agreement between Landlord's Broker and Tenant's Broker. Tenant agrees to protect, defend, indemnify and hold Landlord harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, attorneys' fees and court costs) by any real estate broker or salesperson or other entity or party for a commission or finder's fee as a result of Tenant's entering into this Lease, other than the Brokers identified in Paragraph K of the Summary of Lease Terms.

(r) Landlord agrees to list Tenant's name on the directory board in the lobby of the Building and on the Building standard signage in the elevator lobby and to provide Building standard signage on the door to the Premises, at Landlord's cost and expense; provided, however, any change to the initial listing or any additional listings shall be at Tenant's cost and expense. Tenant shall have no right to occupy the Premises under any name other than the name of Tenant under this Lease or a fictitious business name registered to Tenant. Landlord's acceptance of any name for listing on the directory board, the standard signage or any exterior sign shall in no event be, or be deemed to be, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

(s) If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) Tenant is qualified to do business in California, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so.

(t) This Lease may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by Landlord and Tenant.

(u) The Exhibits and Addenda referenced in the Summary of Lease Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between the Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

23. ERISA. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord that:

(a) Tenant is not an "employee benefit plan" (as that term is defined in Section 3(3) of ERISA); and

(b) Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant's own investment account; and

(c) Tenant is not a "party in interest" (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(d) Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant's operations.

24. PARKING.

(a) During the Lease Term, Tenant may lease, on a non-exclusive basis, up to fourteen (14) parking spaces. On or before the Commencement Date, Tenant shall advise Landlord of the amount of parking spaces Tenant desires to lease, which number shall remain fixed during the Term ("Tenant's Allotted Spaces"). Tenant shall pay the Parking Rental (as defined below) for each of Tenant's Allotted Spaces. The use of Tenant's Allotted Spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all applicable laws and the reasonable, uniform and non-discriminatory rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. The Parking Rental payable by Tenant hereunder shall include all taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority. Parking Rental shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. Access to the Parking Lot will generally be available on a twenty-four (24) hour basis, with in and out privileges. In addition to Tenant's Allotted Spaces, Tenant shall have the right to lease up to six (6) additional parking spaces in the Parking Lot on a month-to-month basis. Tenant shall pay the Parking Rental for each of the additional spaces leased.

(b) The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas, to reconstruct or repair any portion thereof, and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises and without Landlord's being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant's parking rights. Landlord may, in its sole discretion, convert the Parking Lot to a

reserved and/or controlled parking facility, or operate the Parking Lot (or a portion thereof) as an attendant assisted and/or valet parking facility.

(c) If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible for insuring that its employees park in the designated areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles or the contents thereof in or about the Parking Lot. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking spaces to execute an agreement confirming the foregoing.

(d) "Parking Rental" shall mean ($290) per space for the first month of the Term, and thereafter the current parking rental rate per parking space being charged by Landlord for monthly parking in the Parking Lot.

25. ADA COMPLIANCE. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act (the "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. In this regard and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA and state disability access laws (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Tenant, at its expense, shall be responsible for compliance with the provisions of Title II and Title III of the ADA and state disability access laws as such laws relate to any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations, and repairs are made by Tenant; (ii) Landlord shall be responsible for compliance with the provisions of Titles II and III of the ADA and state disability access laws for all construction, renovations, alterations, and repairs that Landlord is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of this Lease) at Landlord's or Tenant's expense; and (iii) Landlord, at its expense, shall be responsible for compliance with the provisions of Title III of the ADA and state disability access laws for all exterior and interior areas of the Building not included within the Premises. Landlord and Tenant shall each use reasonable efforts to notify the other of any alteration to the Premises which might impact accessibility under federal and state disability access laws. Landlord agrees to indemnify Tenant and hold Tenant harmless from and against any claims, damages, costs, and liabilities arising out of Landlord's failure, or alleged failure, as the case may be, to comply with the ADA or state disability access laws, to the extent such compliance has been allocated to Landlord herein, which indemnification obligation shall survive the expiration or termination of this Lease if this Lease has not been terminated by reason of a default by Tenant. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any claims, damages, costs, and liabilities arising out of Tenant's failure, or alleged failure, as the case may be, to comply with the ADA or state disability access laws, to the extent such compliance has been allocated to Tenant herein, which indemnification obligation shall survive the expiration or termination of this Lease if this Lease has not been terminated by reason of a default by Landlord. Landlord and Tenant each agree that the allocation of responsibility for ADA and state disability access law compliance shall not require Landlord or Tenant to

supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA and state disability access law compliance as set forth in this paragraph. Landlord shall, in complying with the ADA and state disability access laws (to the extent such compliance has been allocated to Landlord herein), be entitled to rely upon representations made to, or information given to, Landlord by Tenant in regard to Tenant's use of the Premises, Tenant's employees, and other matters pertinent to compliance with the ADA and state disability access laws. The indemnity of Tenant set forth above shall apply as to any liability arising against Landlord by reason of any misrepresentation or misinformation given by Tenant to Landlord. The allocation of responsibility for ADA and state disability access law compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocation, shall supersede any other provisions of this Lease that may contradict or otherwise differ from the requirements of this paragraph.

26. ACCESSIBILITY DISCLOSURE. Pursuant to California Civil Code 1938, Landlord hereby advises Tenant that the Premises have **not** undergone inspection by a Certified Access Specialist and Tenant hereby acknowledges that the Premises have not been certified to meet all construction related accessibility standards pursuant to Civil Code Section 55.53.

[*Signatures on following page*]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:

CLPF-475 BRANNAN STREET L.P.,
a Delaware limited partnership

By: CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

By: Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

By: CLPF-Holdings, LLC,
Its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

By: Clarion Lion Properties Fund, LP,
Its managing member

By: Clarion Partners LPF GP, LLC,
Its general partner

By: Clarion Partners, LLC,
Its sole member

By: ____________
Michael J. Duffy
Authorized Signatory

Date: 5/21/14

TENANT:

ELANCE-oDESK, INC.,
a Delaware corporation

By: ____________
Name: S. THOLEN
Title: CFO

EXHIBIT A

FLOOR PLAN


SECOND FLOOR ROOFTOP
SPACE PLAN - ELANCE
475 BRANNAN STREET | SAN FRANCISCO, CA
HUNTSMAN
SP-01

EXHIBIT B
BUILDING RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord's standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

5. Landlord reserves the right to exclude from the Building between the hours of 7 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

6. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate.

7. No tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

8. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

10. Landlord will furnish Tenant without charge two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms that shall have been furnished to the Tenant or that the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

12. No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

13. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein. No animals or birds shall be brought or kept in or about any premises or the Building.

14. No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted, nor shall such premises be used for lodging.

15. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant's lease.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

17. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or roof of the Building.

18. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19. No furniture, freight, equipment, packages or merchandise shall be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non-business hours of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

20. No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

21. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

22. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

23. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out of or around the Premises) whose presence may give rise to a labor or other disturbance in the Building, and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

24. Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

25. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

26. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter ("Tenant Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to "the Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit C.

SECTION 1

EXISTING IMPROVEMENTS

Landlord has previously constructed improvements to the Premises (the "Existing Improvements"), and Tenant shall accept the Existing Improvements and any existing systems in the Premises in their current "As-Is" condition existing as of the date of the Lease and the Commencement Date. Landlord shall install in the Premises certain "Tenant Improvements" (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for Landlord's obligation to construct the Tenant Improvements described below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvements. All work required to be performed by Landlord or Landlord's contractor pursuant to this Agreement is hereinafter referred to as the "Landlord's Work." Notwithstanding Section 1 above, Landlord shall cause to be designed and constructed, at Landlord's cost except as otherwise specified herein, following improvements in the Premises according to a mutually approved space plan (the "Tenant Improvements"):

Demolish the board room, which is currently located on the south facing wall as you enter the suite. Repair/transition the ceiling with a mutually agreed upon solution.

Reconfigure the board room, which is currently located on the north facing wall as you enter the suite, by creating a straight glass wall, as opposed to the existing curved glass wall.

Demolish the existing glass on both sides of "Hallway 419" (near kitchen).

Replace the existing door on the west wall of the kitchen with drywall. Repaint to match all renovated areas described above.

Install mutually agreed upon cabinets and countertops in kitchen.

Repaint to match all renovated areas described above.

Provide and install new building standard carpeting throughout the Premises including new flooring in the kitchen.

Provide, in a mutually agreed upon manner, sufficient electrical and data outlets for an open plan user. Data cable and electrical wiring shall be the responsibility of Tenant.

2.2 Final Plans. Upon the execution of the Lease by both parties, Landlord and Tenant shall prepare a mutually acceptable space plan (the "Space Plan") for the Tenant Improvements. If Landlord and Tenant have not agreed upon a Space Plan within fifteen (15) days after the execution of the Lease, a day of Tenant Delay (as defined below) shall be assessed for each day in excess of such fifteen (15) day period required to complete the Space Plan. Upon completion of the Space Plan, Landlord shall cause to be prepared such plans, drawings, and specifications (collectively, the "Plans") as may be necessary to obtain a building permit for construction of the Tenant Improvements.

SECTION 3

ACCEPTANCE OF PREMISES

3. Acceptance of Premises. Landlord shall deliver the Premises to Tenant upon final inspection and/or approval of the same by the municipality having jurisdiction over the construction of the Tenant Improvements. Tenant shall accept delivery of the Premises subject to Landlord's obligation to complete the Punch List items.

SECTION 4

CONTRACTORS; MATERIALS

4. Contractors; Materials. Except as otherwise herein provided or as may be otherwise approved by Landlord, all construction of the Tenant Improvements, including work to be performed at Tenant's expense, if any, shall be performed by Landlord's contractors. Tenant acknowledges that all improvements described in the Space Plan, including, without limitation, all wall covering, woodwork (if any), fixtures, paint, floor coverings, and other finishes are contemplated to be of building standard quality, as determined by Landlord from time to time for general tenant improvement work in the Project ("Building Standard"). Landlord shall not under any circumstances be required to provide or pay for any furniture, trade fixtures, equipment, or other personal property of Tenant, or any other item which is not to be permanently affixed to the Premises and made a part thereof or which is not Building Standard.

SECTION 5

EXTRA WORK

5.1 In General. Except as expressly approved in writing by Landlord pursuant to the provisions of this Section 5, Landlord shall not be required to perform any additional or nonstandard work over and above that which is Building Standard, nor shall Landlord be

required to revise the final Plans or any portion of the Tenant Improvements which have been constructed (all such additional, nonstandard, or revised work is hereinafter collectively referred to herein as "Extra Work"). Tenant may request Landlord, in writing, to perform any Extra Work desired by the Tenant. Tenant acknowledges that any delays in the completion of the Tenant Improvements caused by the review of any request for, as well as any approval and/or performance of, Extra Work shall constitute a Tenant Delay as described in Section 9.2 below, regardless of whether or not the Extra Work is actually performed.

5.2 Procedure. Any request by Tenant for Extra Work which would require a change to the final Plans shall be accompanied by all necessary additional and/or revised Plans for such Extra Work, which revised Plans shall be prepared at Tenant's expense by Landlord's architect. Landlord shall respond in writing to any request by Tenant for the performance of Extra Work. Any approval of such request may, in Landlord's sole discretion, be conditioned upon any or all of the following: (i) payment by Tenant, in advance, of all estimated costs of such Extra Work, along with a reasonable work review fee and Landlord's six percent (6%) construction management fee; (ii) the written acknowledgment by Tenant that any additional time required to perform such Extra Work shall constitute a Tenant Delay, and (iii) any other conditions which Landlord may find to be reasonable under the circumstances. If Tenant shall fail to meet any such conditions precedent to the performance of Extra Work within three (3) days following Landlord's notice to Tenant of same, the proposed Extra Work shall be deemed disapproved by Tenant, and Landlord shall not be obligated to perform any portion thereof.

SECTION 6

EARLY ENTRY

6. Entry Made at Tenant's Sole Risk. Upon the prior written consent of Landlord, and at such times as are acceptable to Landlord in Landlord's sole discretion, Tenant and its approved contractors shall have the right to enter the Premises during the construction of the Tenant Improvements without payment of rent, for the following purposes only: (a) to perform such work or decoration as is to be performed by or under the direction or control of Tenant; (b) to review the progress of the construction of the Tenant Improvements for the purpose of coordinating Tenant's move into the Premises; and (c) to install Tenant's furniture, fixtures, and equipment; provided that such entry or performance of work shall not interfere in any manner with the conduct of Landlord's Work. Any entry into the Premises by Tenant, its agents, contractors, and employees during the construction of the Tenant Improvements shall be at the sole risk of Tenant, and Tenant hereby releases Landlord, its agents, contractors, and employees, from any and all liability, cost, damage, expense, and claim for injury (including bodily injury, death or property damage) (collectively, "Claims") incurred or suffered by Tenant in or about the Premises during the construction of the Tenant Improvements. Tenant hereby indemnifies, defends, and holds Landlord, its agents, contractors, and employees, harmless from and against any and all claims, including attorneys' fees and costs, made against Landlord by any party, or incurred by Landlord, as a result of any entry into or inspection of the Premises made by Tenant, its agents, contractors, employees, or invitees, during the construction of the Tenant Improvements.

SECTION 7

TENANT'S CONTRACTORS

7.1 Approval Required. Tenant shall not permit any contractor to perform work in the Premises in connection with the Tenant Improvements (including such work as is described in Section 6 above) or for any other purpose without the express prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Landlord may require Tenant to furnish a payment and performance bond for the performance of any work to be performed by or for Tenant, which bond shall be posted prior to the commencement of any such work. Any such contractors approved by Landlord for the performance of any work in the Premises prior to occupancy by Tenant shall be subject to the supervision of Landlord's contractor. Landlord shall be entitled to receive a reasonable work review fee for all of such work, and such fee shall be increased in the event of any change orders resulting in increases in the contract price for such work. The foregoing requirements shall apply to all work performed in the Premises for the benefit of Tenant prior to delivery of the Premises to Tenant, including, but not limited to, installation of telephone equipment, electrical devices and attachments, and all installations (other than Landlord's Work) affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Premises. All materials and workmanship used in the construction by Tenant or Tenant's contractors of any improvements in the Premises shall be of a quality that is at least Building Standard. Notwithstanding any provision to the contrary in the Lease, this Work Letter, or any other document comprising the Lease, Landlord shall have no responsibility whatsoever for the correction of any defect in Landlord's Work which has been covered by Tenant or any of Tenant's contractors.

7.2 Contractor Requirements. Tenant's contractors, if any, shall comply with all rules and regulations which Landlord may generally impose from time to time upon subcontractors in the building. Tenant shall require all contractors and subcontractors performing construction or alterations to the Premises to, prior to commencing any such work, furnish Landlord with original certificates of insurance evidencing that such contractors and subcontractors carry: (i) workers compensation insurance in such amounts as may be required by law; (ii) liability insurance (including owned and non-owned automobile liability) with limits of no less than $1,000,000; (iii) employers' liability insurance with limits of at least $1,000,000; and (iv) umbrella/excess liability insurance with limits of not less than $4,000,000. All liability policies of any such contractor shall name Landlord and its managing agent as additional insureds; be primary to and non-contributory with any liability insurance carried by Landlord and its managing agent, and shall contain contractual liability and cross liability endorsements in favor of Landlord, and its managing agent. Any such contractor shall agree in writing, prior to the commencement of any work, to indemnify, protect, defend, and hold Landlord and its managing agent harmless from and against any claims, liability, damage, actions, losses, and costs (including attorneys' fees) arising out of such contractor's negligence, willful misconduct, or the performance of such contractor's work.

7.3 No Warranty. Landlord's supervision and/or approval of any contractor or any contractor's work shall not under any circumstances constitute a warranty or representation that such work was properly performed or designed or create any liability for payment for such work

by Landlord. Rather, Tenant acknowledges that such supervision by Landlord is for the sole benefit of Landlord and the property wherein the Premises are located.

SECTION 8

TENANT'S LIABILITIES

8. Tenant's Liabilities. Landlord shall have no liability for any loss of or damage to any of Tenant's or Tenant's contractors' fixtures or property installed or left in the Premises or the Project, and Tenant shall be fully responsible for same. Tenant shall be responsible at its own expense for the prompt removal of all rubbish and refuse left by Tenant's contractors and in connection with the delivery of Tenant's personal property into the Premises. Tenant shall be liable for the repair of any damage to the Tenant Improvements occurring during any entry into the Premises by Tenant, its agents, contractors, employees, or invitees.

SECTION 9

DELAY

9.1 Force Majeure Delays. The term "Force Majeure Delay" shall mean any delay in the completion of the Tenant Improvements which is attributable to any: (1) delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance, civil disturbance, judicial order, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies, or labor through ordinary sources by reason of regulation or order of any governmental agency; (2) delay attributable to inability to secure building permits and approvals; (3) delay in completing working drawings or other necessary components of final Plans, and/or delay in the construction of the Tenant Improvements despite Landlord's diligent efforts to complete same, because of changes in any laws or regulations subsequent to the execution date hereof (including, without limitation, the Americans with Disabilities Act of 1990) or changes in the interpretation of any such law by the applicable building department; or (4) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of Landlord. Notwithstanding any provision of the Lease to the contrary, any prevention, delay, or stoppage due to any Force Majeure Delay shall excuse Landlord's performance hereunder for a period of time equal to any such prevention, delay or stoppage, and Tenant shall have no right to terminate this Lease as a result thereof.

9.2 Tenant Delay. The term "Tenant Delay" shall mean, with respect to the completion of the Tenant Improvements, delay which is attributable to any: (1) delay in the giving of authorizations or approvals by Tenant; (2) delay attributable to the negligent or willfully wrongful acts or failures to act of Tenant, its agents or contractors; (3) delay attributable to the interference of Tenant, its agents or contractors with the completion of Landlord's Work, including delays resulting from entry into the Premises by such persons as contemplated in Section 6 above; (4) any extension of time required to complete the Tenant Improvements because of changes to the Plans or the Tenant Improvements requested by Tenant, including any delays caused by requests for Extra Work pursuant to Section 5, above; (5) any delay in obtaining a certificate of occupancy for the Premises as a result of the failure of any contractor

hired by Tenant to complete any portion of the Tenant Improvements prior to the completion of Landlord's Work; (6) delay in completion of the Space Plan; (7) delay attributable to obtaining LEED or any other special certification for the Tenant Improvements; or (8) any other circumstance reasonably attributable to Tenant, its employees, agents or contractors which delays completion of the Tenant Improvements. In the event of any Tenant Delay, the date of delivery of the Premises to Tenant by Landlord shall be deemed, for the purpose of determining the Commencement Date and Tenant's obligation to pay Base Rent and all other amounts due under the Lease, to be one day earlier than the actual date of such delivery for each day in which any Tenant Delay occurs.

EXHIBIT D
COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is entered into as of __________ __, ____ by and between CLPF-475 BRANNAN STREET L.P., a Delaware limited partnership ("Landlord"), and ELANCE-oDESK, INC., a Delaware corporation ("Tenant"), with respect to that certain Office Lease dated as of __________ __, 2014 (the "Lease") respecting certain premises (the "Premises") located in the building known as 475 Brannan Street, San Francisco, California.

Pursuant to Paragraph 2(a) of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is ______________ __, 20__ and that the Expiration Date (as defined in the Lease) is ______________ __, 20__. This Memorandum supplements, and shall be a part of, the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

CLPF-475 BRANNAN STREET L.P.,
a Delaware limited partnership

By: CLPF - 475 BRANNAN STREET GP, LLC
Its general partner
By: Clarion Lion Properties Fund Holdings. L.P.,
Its sole member
By: CLPF-Holdings, LLC,
Its general partner
By: Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member
By: Clarion Lion Properties Fund, LP,
Its managing member
By: Clarion Partners LPF GP, LLC,
Its general partner
By: Clarion Partners, LLC,
Its sole member

By: ____________________
Michael J. Duffy
Authorized Signatory

Date: ______________

TENANT:

ELANCE-oDESK INC.,
a Delaware corporation

By: ____________________
Name: ____________________
Title: ____________________

Cresa San Francisco
275 Battery Street, Suite 1050
San Francisco, CA 94111
415.394.1020 tel
415.694.5730 fax

The Tenant's Advantage
cresa.com

May 11, 2015

Brian Levey
Upwork
SVP & General Counsel
441 Logue Avenue
Mountain View, CA 94043

Re: FIRST AMENDMENT TO LEASE dated May 1, 2015, by and between CLPF-475 BRANNAN STREET, L.P., as Landlord, and Upwork (fka ELANCE-oDESK, INC.) as Tenant.

Brian,

Enclosed please find one original of the fully executed First Amendment to your San Francisco office lease.

Jamie and I very much enjoyed working with you and the Upwork team to secure the expansion space at 475 Brannan Street to support your continued growth in San Francisco. If you have any questions, you can reach me at 415.395.4464.

Best,

Janna C. Luce | LEED AP | Lic. 01255526
Senior Vice President

cc: Jamie Saunders, Cresa

First Amendment to Lease

THIS FIRST AMENDMENT TO LEASE ("First Amendment"), dated as of the 1st day of May, 2015, is between **CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership** ("Landlord") and **ELANCE-oDESK, INC., a Delaware corporation** ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Office Lease dated May 14, 2014 (the "Lease"), pursuant to which Landlord leased unto Tenant and Tenant leased from Landlord approximately 13,907 rentable square feet of office space ("Suite 400") located on the fourth floor of the building commonly known as 475 Brannan Street, San Francisco, California (the "Building"), as more particularly described in the Lease.

B. Tenant desires to expand its premises to include additional space located on the fourth floor of the Building which contains approximately 18,480 rentable square feet of space ("Suite 430"), as depicted on Exhibit A-1 attached hereto and incorporated herein by this reference. Landlord agrees to so expand Tenant's premises upon the terms and conditions outlined in this Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

1. Effective Date. This First Amendment shall be effective as of the date set forth above ("Effective Date"). Except as otherwise set forth herein, the amendments to the Lease outlined below regarding the expansion of Tenant's premises to include Suite 430 shall be effective on the date Landlord delivers Suite 430 to Tenant as set forth in Paragraph 7 (the "Suite 430 Expansion Date").

2. Capitalized Terms. All capitalized terms used in this First Amendment which are not defined herein shall have the meanings for such terms which are set forth in the Lease.

3. Premises. As of the Suite 430 Expansion Date, Suite 430, which contains approximately 18,480 rentable square feet of space, shall become part of the Premises, the description of the Premises set forth in the Summary of Lease Terms shall be modified to include Suite 430, the Rentable Area of the Premises set forth in the Summary of Lease Terms shall be modified to include the rentable square footage of Suite 430, and Exhibit A to the Lease shall be

supplemented with Exhibit A-1 attached hereto and incorporated into the Lease by this reference and thereafter all references in the Lease to Exhibit A shall be deemed to also refer to Exhibit A-1. In addition, as of the Suite 430 Expansion Date, the description of the Premises set forth in the Summary of Lease Terms shall be deleted and replaced with the following:

"D.	Floor on which Premises are situated: [Paragraph 1(f)]	4th floor; Suite 400 and Suite 430"

Further, as of the Suite 430 Expansion Date, the Rentable area of the Premises set forth in the Summary of Lease Terms shall be deleted and replaced with the following:

"E.	Rentable area of the Premises: [Paragraph 1(f)]	32,387 rentable square feet"

5. Base Rent. Tenant shall continue to pay Basic Monthly Rental for Suite 400 as set forth in the Lease. Beginning on October 1, 2015 (the "Suite 430 Rent Commencement Date"), Tenant shall also pay Basic Monthly Rental for Suite 430 according to the following schedule:

Period	Suite 430 Basic Monthly Rental	Total Basic Monthly Rental
10/1/15 – 9/30/16	$112,420.00	$188,815.79
10/1/16 – 9/30/17	$115,792.60	$194,483.04
10/1/17 – 9/30/18	$119,266.37	$200, 301.81
10/1/18 – 6/30/19	$122,844.36	$206,321.13

Notwithstanding the foregoing, if the Suite 430 Expansion Date has not occurred by May 1, 2015, Tenant's Basic Monthly Rental obligation for Suite 430 commencing October 1, 2015, shall be abated on a day-for-day basis for each day after May 1, 2015, that the Suite 430 Expansion Date has not occurred. Further, if Tenant commences business operations from Suite 430 prior to September 1, 2015 (which shall not include Tenant's work performed pursuant to the Work Letter, defined in Paragraph 8 below, installation of furnishings and equipment, preliminary testing of equipment, and minor storage of related materials), there shall be added to Tenant's Basic Monthly Rental obligation for Suite 430 due October 1, 2015, the sum of $3,747.33 for each day prior to September 1, 2015, that Tenant conducts business operations from Suite 430.

6. Tenant's Percentage Share for Suite 430. Provided that the Suite 430 Rent Commencement Date has occurred, beginning January 1, 2016 , and continuing thereafter for the remainder of the Term, in addition to its obligation to pay Tenant's Percentage Share of increases

in Operating Expenses over the Base Year and Real Property Taxes over the Tax Base Year as provided in Paragraph 4 of the Lease, Tenant shall pay to Landlord, as additional rent, 7.56% of: (i) the amount, if any, by which Operating Expenses paid or incurred by Landlord in any calendar year subsequent to calendar year 2015 ("Suite 430 Base Year") exceed the amount of Operating Expense allocable to the Suite 430 Base Year; and (ii) the amount, if any, by which Real Property Taxes paid or incurred by Landlord in any calendar year subsequent to the Suite 430 Base Year exceed the amount of Real Property Taxes allocable to the Suite 430 Base Year ("Tenant's Suite 430 Share"). Tenant's obligation to pay Tenant's Suite 430 Share shall be subject to the terms and conditions set forth in Paragraph 4 of the Lease governing Tenant's obligation to pay its Percentage Share for Suite 400.

7. Delivery and Condition of Suite 430. Landlord shall deliver Suite 430 in its "as-is and broom clean" condition. Tenant acknowledges and agrees that Landlord has agreed to lease Suite 430 on the express condition that Tenant accept Suite 430 in its as-is condition and that neither Landlord nor any representative of Landlord has made any other representation or warranty with respect to the condition of Suite 430. Notwithstanding the foregoing, Landlord, at its expense, shall be responsible for compliance with the provisions of Title III of the ADA and state disability access laws (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) for all exterior and interior areas of the Building not included within the Premises. Landlord estimates that it will deliver Suite 430 to Tenant on or about May 1, 2015. If Landlord fails to deliver Suite 430 to Tenant within three (3) months after such date and does not cure such failure within fifteen (15) days of Tenant's written notice thereof ("Tenant's Delivery Notice"), Tenant shall have the option to terminate this First Amendment upon written notice to Landlord within fifteen (15) days of the expiration of Tenant's Delivery Notice. If Tenant does not exercise its option to terminate the First Amendment under this Paragraph 7, this First Amendment thereafter shall not be void or voidable and no obligation of Tenant shall be affected by Landlord's failure to timely deliver Suite 430. Regardless of whether Tenant exercises its option to terminate under this Paragraph 7, in no event shall Landlord be liable to Tenant for any loss or damage resulting from Landlord's failure to deliver the Suite 430.

8. Suite 430 Improvements. Landlord and Tenant agree to the provisions set forth in the work letter annexed hereto as Exhibit "C-1" ("Work Letter") and the Space Plan, as defined in Exhibit "C-1" and annexed hereto as Exhibit "C-2". Tenant agrees to construct within Suite 430 the Suite 430 Improvements described in the Work Letter and the Space Plan upon and subject to the provisions thereof. Landlord further agrees that it shall not require Tenant to remove the Suite 430 Improvements from Suite 430 at the end of the Term.

9. Accessibility Disclosure. Pursuant to California Civil Code 1938, Landlord hereby advises Tenant that Suite 430 has **not** undergone inspection by a Certified Access Specialist and Tenant hereby acknowledges that Suite 430 has not been certified to meet all construction related accessibility standards pursuant to Civil Code Section 55.53.

10. Renewal Option. Landlord and Tenant acknowledge that the option to extend the Term of the Lease provided in Paragraph 2(e) thereof, if successfully exercised, shall apply to both Suite 400 and Suite 430.

11. Parking. Beginning on the Suite 430 Rent Commencement Date, and continuing throughout the Lease Term, Tenant may lease, on a non-exclusive basis, up to fifteen (15) parking spaces in addition to those leased by Tenant pursuant to Paragraph 24 of the Lease. On or before the Suite 430 Rent Commencement Date, Tenant shall advise Landlord of the amount of additional parking spaces Tenant initially desires to lease, which number shall remain fixed during the Term ("Tenant's Suite 430 Allotted Spaces"); provided, however, that if Tenant's Suite 430 Allotted Spaces are fewer than fifteen (15), then Tenant shall have the right from time to time, subject to the rights of other tenants within the Building, to increase (but not decrease) Tenant's Suite 430 Allotted Spaces; provided that in no event shall Tenant's Suite 430 Allotted Spaces exceed fifteen (15) parking spaces. Tenant shall pay the Parking Rental (as defined in Paragraph 24 of the Lease) for each of Tenant's Suite 430 Allotted Spaces. The use of Tenant's Suite 430 Allotted Spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all applicable laws and the reasonable, uniform and non-discriminatory rules and regulations adopted by Landlord from time to time for the use of the Parking Lot, and all terms and conditions set forth in Paragraph 24 of the Lease.

12. Additional Security. On or before the Suite 430 Expansion Date, Tenant shall deliver to Landlord an irrevocable unconditional standby letter of credit in the initial amount of \$992,237.48 from a Bank and in the form required by Paragraph 3(e) of the Lease (the "Substitute Letter"). Simultaneously with the delivery of the Substitute Letter, Landlord will deliver to Tenant the existing letter of credit held by Landlord. The Substitute Letter shall be held by Landlord as security for Tenant's faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant under the Lease. Tenant shall be permitted to reduce the amount of the Substitute Letter on August 31, 2015, by \$83,476.77, and by the amount of \$206,321.13 on August 31, 2016, August 31, 2017 and August 31, 2018, respectively, so long as no event of default by Tenant under the Lease then currently exists as of the relevant reduction date. Such reduction schedule shall be in lieu of, and not in addition to, the reduction schedule set forth in Paragraph 3(e) of the Lease. All other terms and conditions of Paragraph 3(e) applicable to the letter of credit shall apply to the Substitute Letter.

13. Tenant's Proposed Name Change. Landlord hereby acknowledges Tenant intends to change both its legal name and its trade name. Notwithstanding Paragraph 22(r) of the Lease to the contrary, upon providing Landlord written evidence of the change in its legal name and written evidence of the right to use a fictitious business name registered to Tenant, Tenant shall have the right occupy the Premises under its new legal name and\or a legally recognized fictitious business name. Tenant shall promptly inform Landlord of the legal name and\or legally recognized fictitious business name Tenant desires to have displayed on the directory board in the lobby of the Building

and on the Building standard signage in the elevator lobby and on Building standard signage on the door to the Premises and Landlord shall, at Landlord's sole cost and expense, install such new signage one time.

14. Brokers. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this First Amendment other than Colliers International ("Landlord's Broker"), and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this First Amendment, other than Cresa Partners ("Tenant's Broker"). Landlord shall pay any and all commissions payable to Landlord's Broker in connection with the execution of this First Amendment pursuant to a separate agreement. Landlord's Broker shall pay Tenant's Broker any commissions payable to Tenant's Broker pursuant to a separate agreement between Landlord's Broker and Tenant's Broker. Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys' fees) arising from a breach of the foregoing representation and warranty.

15. Temporary Subleasing. Notwithstanding the provisions of Paragraphs 12(b) and (c) and (d) of the Lease, if Tenant desires to sublease all or a portion of Suite 400; provided such sublease term does not exceed eighteen (18) months to a proposed Transferee, then Tenant shall have a one-time opportunity to enter into such a sublease without application of Landlord's rights under Paragraph 12(b) of the Lease in connection with such sublease, including the right to recapture the proposed subleased space pursuant to Paragraph 12(b) of the Lease. All other terms of Paragraph 12 shall apply to such proposed sublease and Landlord's rights under Paragraph 12(b) shall apply to any other proposed sublease.

16. Prohibited Persons and Transactions. Landlord and Tenant (each a "Representing Party") represents to the other that neither Representing Party nor any of its subsidiaries or, to the knowledge of the Representing Party, any , affiliate or representative of the Representing Party is an individual or entity ("Person") currently the subject of any sanctions administered or enforced by the United States Department of Treasury's Office of Foreign Assets Control ("OFAC"), or other relevant sanctions authority (collectively, "Sanctions"), nor is the Representing Party located, organized or resident in a country or territory that is the subject of Sanctions; and the Representing Party represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and shall not engage in, any dealings or transactions with any Person, or in any country or territory, that is the subject of Sanctions.

17. No Further Modifications. Except as otherwise set forth in this First Amendment, the terms and conditions of the Lease remain unchanged and in full force and effect.

18. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which when executed and delivered shall together constitute one and the same instrument.

19. Authority. Each party represents that the person executing this First Amendment for such party is acting on behalf of such party and is duly authorized to execute this First Amendment for such party.

20. Entire Agreement. This First Amendment, together with the Lease, constitute the entire and complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, statements, promises, understandings, arrangements, and commitments.

[*Signatures on following page.*]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first written above.

LANDLORD:

CLPF-475 BRANNAN STREET L.P.,
a Delaware limited partnership

By: CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

By: Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

By: CLPF-Holdings, LLC,
Its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

By: Clarion Lion Properties Fund, LP,
Its managing member

By: Clarion Partners LPF GP, LLC,
Its general partner

By: Clarion Partners, LLC,
Its sole member

By: ______________
Michael J. Duffy
Authorized Signatory

Date: 5/4/15

TENANT:

ELANCE-oDESK, INC.,
a Delaware corporation

By: ______________
Name: Brian Levey
Title: Secretary

Exhibit "A-1"
SUITE 430


DUCT CHASE
DUCT CHASE

Exhibit "C-1"

Work Letter

This WORK LETTER (the "Agreement") is hereby made a part of that certain First Amendment to Lease (the "First Amendment") made and entered into by and between **CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership** ("Landlord") and **ELANCE-oDESK, INC., a Delaware corporation** ("Tenant"). All terms used herein which are defined in the Lease or any addendum or other Exhibits attached thereto shall have the same meanings herein as are ascribed to such terms in such documents. Landlord and Tenant hereby agree as follows with respect to the construction of initial improvements in Suite 430.

1. COMPLETION AND APPROVAL OF PLANS.

1.1 Space Plan. Tenant shall cause to be constructed at Tenant's cost and expense, except as otherwise specified in paragraph 2 below, improvements in Suite 430 (the "Suite 430 Improvements") in accordance with the preliminary plan prepared by Huntsman Architecture attached hereto as Exhibit "C-2". All wall coverings, woodwork (if any), paint, floor coverings, and other finishes of the Suite 430 Improvements shall be of building standard quality, as determined by Landlord ("Building Standard") from time to time for general tenant improvement work in the Project. Tenant acknowledges that Landlord has made no representation or warranty whatsoever concerning (i) the actual cost to design and construct the Suite 430 Improvements or (ii) the extent to which the actual cost or final configuration of the Suite 430 Improvements will be affected by the adoption of new federal, state, or local laws or the implementation of any regulations or building requirements under new or existing laws, including, without limitation, the Americans With Disabilities Act and any fire and life safety laws or regulations.

1.2 Final Plans. Tenant shall cause to be prepared such plans, drawings, and specifications (collectively, the "Plans") as may be necessary to obtain a building permit for construction of the Suite 430 Improvements. Upon completion thereof, the Plans shall be submitted to Landlord for approval. Landlord shall notify Tenant, in writing, within five (5) business days following receipt by Landlord of the Plans if Landlord disapproves of any portion thereof. Such disapproval shall be communicated with sufficient specificity to enable Tenant to revise the Plans in a manner acceptable to Landlord. If Landlord objects to any portion of the Plans, Tenant shall cause the same to be revised accordingly, and shall resubmit the revised Plans to Landlord for approval within five (5) business days of Tenant's receipt of Landlord's objections. Landlord shall have two (2) days to approve or disapprove of the revised Plans. The foregoing process shall continue until the Plans are approved by Landlord.

1.3 Requested Changes. If Tenant desires to make any changes to the final Plans following approval thereof, Tenant must obtain Landlord's prior written consent. All such requests for changes and consent shall be subject to the procedures set forth in paragraph 5 hereof.

2. COST OF IMPROVEMENTS.

2.1 Tenant's Cost; Allowance. Tenant shall bear all costs of designing and constructing the Suite 430 Improvements, except that Landlord shall provide a construction allowance (the "Allowance") to be applied to such costs in an amount not to exceed the lesser of (i) the cost of designing and constructing the Suite 430 Improvements as set forth in the Plans initially approved by Landlord, or (ii) Four Hundred Sixty Two Thousand and No/100s Dollars ($462,000.00). Additionally, Landlord shall reimburse Tenant for its costs of preparing the Space Plan, pricing plans, and field surveys, costs of preparing the Plans and all working drawings, and costs of obtaining building permits, whether such costs were incurred prior to or after the Effective Date of the First Amendment, which reimbursement obligation shall be capped at Ninety Two Thousand Four Hundred and No/100s Dollars ($92,400.00) ("the "Design Allowance"). The costs of constructing the Suite 430 Improvements shall include, without limitation costs of labor and materials used in such construction, Landlord's three percent (3%) construction management fee based upon hard costs of constructing the Suite 430 Improvements (which fee shall be capped at $13,860.00), and all other costs of such construction including a conditional use permit (if required) and occupancy permits. No portion of the Allowance may be used for furniture, fixtures, or equipment, or for any non-permanent improvement to Suite 430.

2.2 Costs in Excess of the Allowance. Tenant shall pay all costs of designing the Suite 430 Improvements to the extent that the cost thereof exceeds the Design Allowance. Tenant shall pay all costs of constructing the Suite 430 Improvements to the extent that the cost thereof exceeds the Allowance.

2.3 Payment of Allowances. Landlord shall disburse the Design Allowance (after deducting Landlord's actual and reasonable design and review costs related to the Space Plan and the Plans paid to any unaffiliated third parties) and the Allowance (after deducting Landlord's 3% construction management fee) in accordance with the following terms and conditions. Upon completion of the Suite 430 Improvements, Tenant shall submit to Landlord written request for reimbursement for the cost of designing and constructing the Suite 430 Improvements. Such written request must detail work performed and materials supplied in performing the Suite 430 Improvements, all of which shall be subject to reasonable substantiation by Landlord, or an architect or other representative retained by Landlord. Except as provided below, payment for such costs shall be made to Tenant within thirty (30) days after Landlord's receipt of the written request and the following supporting materials: receipts evidencing payment of all amounts due and a sworn affidavit or lien waiver from each of Tenant's designers, contractors, subcontractors, workers, and suppliers stating that they have been paid in full for all work performed and materials and equipment supplied by them on Suite 430 ("Payment Request"). Should the cost to design the Suite 430 Improvements exceed the Design Allowance, Tenant shall be solely

responsible for the payment of such overage. Should the cost to construct the Suite 430 Improvements exceed the Allowance, Tenant shall be solely responsible for the payment of such overage. Should the cost to design the Suite 430 Improvements be less than the Design Allowance, Landlord shall have no obligation to pay or credit to Tenant any portion of such unused Design Allowance. Should the cost to construct the Suite 430 Improvements be less than the Allowance, Landlord shall have no obligation to pay or credit to Tenant any portion of such unused Allowance. Tenant shall submit the Payment Request to Landlord on the date (the "Payment Request Deadline Date") that is the later of (i) December 31, 2015, or (ii) the date that is the eight (8) month anniversary of the Suite 430 Expansion Date. Landlord shall have no obligation to disburse any portion of the Design Allowance or the Allowance for which a Payment Request has not been received by the Payment Request Deadline Date.

3. ACCEPTANCE OF SUITE 430. Tenant acknowledges and agrees that Landlord will be delivering Suite 430 in its "as-is" condition and Tenant acknowledges that neither Landlord, its asset manager, property manager, nor any employee or agent of said entities have made any representation or warranty with respect to the condition of Suite 430

4. CONTRACTORS; MATERIALS.

4.1 Approval Required. The Suite 430 Improvements shall be constructed by a general contractor selected by Tenant ("Contractor"), with Landlord reserving the right to approve such Contractor and all subcontractors, such approvals being in writing, and not unreasonably withheld. The Contractor and all subcontractors shall employ union laborers. Tenant shall not permit any other contractor or subcontractor to perform work in Suite 430 in connection with the Suite 430 Improvements without the express prior written consent of Landlord. Any such contractors approved by Landlord for the performance of any work in Suite 430 prior to occupancy by Tenant shall be subject to the supervision of Landlord's contractor.

4.2 Contractor Requirements. Tenant's contractors shall comply with all rules and regulations which Landlord may generally impose from time to time upon contractors and subcontractors in the building. Tenant shall require all contractors and subcontractors performing construction or alterations to Suite 430 to, prior to commencing any such work, furnish Landlord with original certificates of insurance evidencing that such contractors and subcontractors carry: (i) workers compensation insurance in such amounts as may be required by law; (ii) liability insurance (including owned and non-owned automobile liability) with limits of no less than $1,000,000; (iii) employers' liability insurance with limits of at least $1,000,000; and (iv) umbrella/excess liability insurance with limits of not less than $4,000,000. All such liability policies shall (i) name Landlord, its asset manager and property manager as additional insureds; (ii) be primary to and non-contributory with any insurance policies carried by Landlord or such asset or property manager; and (iii) contain contractual liability and cross liability endorsements in favor of Landlord, its asset manager and property manager. Each such contractor shall agree in writing, prior to the commencement of any work, to indemnify, protect, defend, and hold Landlord, its asset manager and property manager harmless from and against any claims,

liability, damage, actions, losses, and costs (including attorneys' fees) arising out of such contractor's negligence, willful misconduct, or the performance of such contractor's work.

4.3 No Warranty. Landlord's supervision and/or approval of any contractor or any contractor's work shall not under any circumstances constitute a warranty or representation that such work was properly performed or designed or create any liability for payment for such work by Landlord. Rather, Tenant acknowledges that such supervision by Landlord, regardless of whether Landlord earns a fee for same, is for the sole benefit of Landlord and the property wherein Suite 430 is located.

5. EXTRA WORK.

5.1 In General. Except as expressly approved in writing by Landlord pursuant to the provisions of this paragraph 5, Tenant shall not revise the final Plans or any portion of the Suite 430 Improvements which have been constructed (all such revised work is hereinafter collectively referred to herein as "Extra Work"). Tenant may request Landlord, in writing, to approve any Extra Work desired by the Tenant.

5.2 Procedure. If any request by Tenant for Extra Work would require a change to the final Plans such revised Plans shall be performed by Tenant at Tenant's expense. Landlord shall respond in writing to any request by Tenant for the approval of Extra Work. Any approval of such request may, in Landlord's reasonable discretion, be conditioned upon any conditions which Landlord may find to be reasonable under the circumstances. If Tenant shall fail to meet any such conditions precedent to the performance of Extra Work within three (3) days, or such longer period of time if reasonably necessary to perform, provided that Tenant commences such effort to meet the condition within three (3) days, following Landlord's notice to Tenant of same, the proposed Extra Work shall be deemed disapproved by Landlord, and Tenant shall not be permitted to perform any portion thereof.

Exhibit "C-2"
Space Plan



OPEN-AIR COURTYARD
ELEVATOR LOBBY
ELECTRICAL
TEL
MEN
WOMEN
SECOND FLOOR ROOFTOP
4TH FLOOR PLAN: PROPOSED SPACE PLAN
ELANCE | 475 BRANNAN STREET
HUNTSMAN
SK-03b

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("Second Amendment"), dated as of the 7th day of September, 2018 ("Effective Date"), is between **CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership** ("Landlord") and **UPWORK INC., a Delaware corporation** ("Tenant").

RECITALS

A. Landlord and Tenant, formerly known as Elance-oDesk, Inc., entered into that certain Office Lease dated May 14, 2014 (the "Original Lease"), as amended by that certain First Amendment to Lease ("First Amendment") dated as of May 1, 2015 (collectively, the "Lease"), pursuant to which Landlord leased unto Tenant and Tenant leased from Landlord 32,387 rentable square feet of office space (the "Premises") located on the fourth floor of the building commonly known as 475 Brannan Street, San Francisco, California (the "Building"), as more particularly described in the Lease.

B. The Term of the Lease is to expire on June 30, 2019; however, Tenant desires to extend the Term of the Lease for an additional sixty-two (62) month period. Landlord agrees to so extend the Term of the Lease upon the terms and conditions outlined in this Second Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

1. Effective Date. This Second Amendment shall be effective as of the Effective Date.

2. Capitalized Terms. All capitalized terms used in this Second Amendment which are not defined herein shall have the meanings for such terms which are set forth in the Lease.

3. Term. As of the Effective Date, the Term of the Lease shall be extended through 11:59 p.m. on August 31, 2024 ("Expiration Date"), unless sooner terminated pursuant to the terms of the Lease. The period from July 1, 2019 (the "Extension Commencement Date") through the Expiration Date, as extended hereby, is referred to herein as the "Extended Term."

4. Basic Monthly Rental. During the Extended Term, Tenant shall pay to Landlord as Basic Monthly Rental for the Premises, without prior notice or demand, the amounts set forth in the following schedule:

Period	Annual Rate P/S/F	Basic Monthly Rental	Monthly Abatement	Net Basic Monthly Rental
7/1/19 – 8/31/19	$90.00	$242,902.50	$242,902.50	$ 0.00
9/1/19 – 6/30/20	$90.00	$242,902.50	$ 0.00	$242,902.50
7/1/20 – 6/30/21	$92.70	$250,189.57	$ 0.00	$250,189.57
7/1/21 – 6/30/22	$95.48	$257,692.55	$ 0.00	$257,692.55
7/1/22 – 6/30/23	$98.35	$265,438.45	$ 0.00	$265,438.45
7/1/23 – 6/30/24	$101.30	$273,400.25	$ 0.00	$273,400.25
7/1/24 – 8/31/24	$104.33	$281,577.97	$ 0.00	$281,577.97

5. Base Year. As of the Extension Commencement Date, Paragraph G of the Summary of Lease Terms attached to the Original Lease shall be deleted in its entirety and replaced with the following:

"G. Base Year: 2019
[Paragraph 1(a)]"

6. Tenant's Share of Operating Expenses and Real Property Taxes. Tenant shall continue to pay additional rent for the Premises under Paragraph 4 of the Original Lease (as amended by Paragraph 6 of the First Amendment); except that as of the Extension Commencement Date and for the duration of the Extended Term, (a) Tenant's Percentage Share for the Premises (as set forth in Paragraph F of the Summary of Lease Terms attached to the Original Lease and Paragraph 6 of the First Amendment) shall be deleted in their entirety and replaced with "13.25%",[1] and (b) Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of (i) the amount, if any, by which Operating Expenses paid or incurred by Landlord in any calendar year subsequent to the 2019 calendar year exceed the amount of Operating Expenses allocable to the 2019 calendar year, and (ii) the amount, if any, by which Real Property Taxes paid or incurred by Landlord in any calendar year subsequent to the 2019 calendar year exceed the amount of Real Property Taxes allocable to the 2019 calendar year.

7. Condition of Premises.

a. General Conditions. Tenant acknowledges and agrees that Landlord has agreed to extend the Term of the Lease on the express condition that Tenant accepts the Premises in their as-is condition and that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the condition of the Premises, except as specifically set forth in the Lease. Should Tenant elect to perform any improvements to the Premises, such improvements shall be at Tenant's cost and shall be governed by Paragraph 8 of the Original Lease.

8. Security. Landlord and Tenant acknowledge that Landlord holds an irrevocable unconditional standby letter of credit in the amount of $496,118.45 from a Bank and in the form

1 This is intended only to consolidate the Tenant's Percentage Share (5.69% from the Original Lease and 7.56% for the Suite 430 space from the First Amendment).

required by Paragraph 3(e) of the Original Lease (the "Substitute Letter"). Notwithstanding anything in the First Amendment to the contrary, the parties agree that the Substitute Letter may be reduced by $214,540.48 on August 31, 2018, such that the Substitute Letter shall be in an amount of not less than of $281,577.97 during the Extended Term. All other terms and conditions of said Paragraph 3(e) applicable to the letter of credit shall continue to apply to the Substitute Letter.

9. Option to Extend. Tenant shall have the right to further extend the Term of the Lease pursuant to the Paragraph 2(e) of the Original Lease, provided that (a) each reference in the Lease to the "Extension Term" is hereby changed to "Second Extension Term" and (b) each reference in Paragraphs 2(e) and 2(f) of the Original Lease to the "Term" or "initial Term" are hereby changed to "Extension Term" and each reference to the "Extension Term" or "Extended Term" are hereby changed to the "Second Extension Term."

10. Right of First Notification.

(a) Landlord shall give Tenant a written notice (the "Availability Notice") from time to time when Landlord first determines that Other Space (as defined below) will become Available (as defined below). As used herein, "Other Space" means all leasable space contiguous to the Premises. As used herein, "Available" means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, and (iii) is not, as of the Effective Date, subject to any rights of tenants to renew their lease or expand their premises as set forth in their lease.

(b) Landlord is only obligated to give an Availability Notice once as to any specific Other Space; provided that if Landlord leases any Other Space after Tenant has received an Availability Notice and that space again becomes Available after the expiration of that lease, then Landlord shall again give Tenant an Availability Notice with respect to that Other Space after that space again becomes Available.

(c) Tenant's rights and Landlord's obligations under this Paragraph 10 are expressly subject to and conditioned upon there not existing (i) an Event of Default by Tenant under the Lease, or (ii) a sublease of any portion of the Premises, at the time of delivery of an Availability Notice.

(d) It is understood and agreed that Tenant's rights under this Paragraph 10 are personal to Tenant, any Affiliate, or any transferee pursuant to an Approved Reorganization, as defined in Paragraphs 12(e) and 12(f) of the Original Lease, and not otherwise transferable. Except for the foregoing, in the event of any assignment of the Lease, this expansion right shall automatically terminate and shall thereafter be null and void.

11. Assignment. As of the Effective Date, Paragraph 12(g) of the Original Lease shall be deleted and replaced with the following:

> "(g) A sale, transfer or assignment of a general partner's interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of fifty percent (50%) or more of the voting stock of Tenant if Tenant is a corporation, whether such sale, transfer or assignment occurs in a single transaction or a series of

transactions, shall be deemed a Transfer and require Landlord's consent in accordance with the procedures specified in Paragraph 12(c) above. Notwithstanding anything to the contrary in this Lease, as amended from time to time, an initial public offering of Tenant's stock shall not be deemed a Transfer. Further, if Tenant becomes a public company, the sale of Tenant's stock on a securities exchange registered with the U.S. Securities and Exchange Commission under Section 6 of the Securities Exchange Act of 1934 (or any successor law) shall not be deemed a Transfer."

12. **Financial Statements.** Notwithstanding anything to the contrary in Paragraph 22(d) of the Original Lease, in the event that Tenant becomes a public company, all such Financial Statements may be in the form of Tenant's annual report so long as Tenant is a publicly traded company.

13. **Notices.** Landlord's address stated in Paragraph B of the Summary of Lease Terms attached to the Original Lease shall be deleted and replaced with the following:

"Landlord's address for notices: [Paragraph 22(j)]	c/o Clarion Partners, LLC 601 S. Figueroa Street, Suite 3600 Los Angeles, California 90017 Attention: Michael J. Duffy
	With a copy to:
	CBRE, Inc. 475 Brannan Street, Ste. 124 San Francisco, California 94107 Attention: Property Manager"

Tenant's address stated in Paragraph C of the Summary of Lease Terms attached to the Original Lease shall be deleted and replaced with the following:

"Tenant's address for notices:	Upwork Inc. 475 Brannan Street, Ste. 430 San Francisco, California 94107 Attention: Legal
	With a copy to:
	Upwork Inc. 441 Logue Ave Mountain View, California 94043 Attention: Legal With an electronic copy to:
	legalnotices@upwork.com"

14. Brokers. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Second Amendment other than Colliers International ("Landlord's Broker"), and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Second Amendment, other than Cresa ("Tenant's Broker"). Landlord shall pay any and all commissions payable to Landlord's Broker in connection with the execution of this Second Amendment pursuant to a separate agreement. Landlord's Broker shall pay Tenant's Broker any commissions payable to Tenant's Broker pursuant to a separate agreement between Landlord's Broker and Tenant's Broker. Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys' fees) arising from a breach of the foregoing representation and warranty.

15. Accessibility Disclosure. Pursuant to California Civil Code 1938, Landlord hereby advises Tenant that the Premises have **not** undergone inspection by a Certified Access Specialist and Tenant hereby acknowledges that the Premises have not been certified to meet all construction related accessibility standards pursuant to Civil Code Section 55.53. Pursuant to California Civil Code 1938(e): "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

16. Prohibited Persons and Transactions. Landlord and Tenant (each a "Representing Party") represents to the other that neither Representing Party nor any of its subsidiaries or, to the knowledge of the Representing Party, any affiliate or representative of the Representing Party is an individual or entity ("Person") currently the subject of any sanctions administered or enforced by the United States Department of Treasury's Office of Foreign Assets Control ("OFAC"), or other relevant sanctions authority (collectively, "Sanctions"), nor is the Representing Party located, organized or resident in a country or territory that is the subject of Sanctions; and the Representing Party represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and shall not engage in, any dealings or transactions with any Person, or in any country or territory, that is the subject of Sanctions.

17. No Further Modifications. Except as otherwise set forth in this Second Amendment, the terms and conditions of the Lease remain unchanged and in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

18. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which when executed and delivered shall together constitute one and the same instrument.

19. Authority. Each party represents that the person executing this Second Amendment for such party is acting on behalf of such party and is duly authorized to execute this Second Amendment for such party.

20. Entire Agreement. This Second Amendment, together with the Lease, constitute the entire and complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, statements, promises, understandings, arrangements, and commitments.

[*Signature pages follow*]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the date first written above.

TENANT: **UPWORK INC.,**
a Delaware corporation

By: [signature]
Name: Zoë Harte
Title: SVP, HR

[Signatures continue on following page]

LANDLORD:

CLPF-475 BRANNAN STREET L.P.,
a Delaware limited partnership

By: CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

By: Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

By: CLPF-Holdings, LLC,
Its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

By: Clarion Lion Properties Fund, LP,
Its managing member

By: Clarion Partners LPF GP, LLC,
Its general partner

By: Clarion Partners, LLC,
Its sole member

By: ________________
Michael J. Duffy
Authorized Signatory

Date: 9/13/18